United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                           Current Report Pursuant to
           Section 13 or 15(d) of the Securities Exchange Act of 1934

                                   May 7, 2009
                                (Date of Report)

                           Domain Registration, Corp.
             (Exact name of registrant as specified in its charter)

         Nevada                     000-25487                    88-0409159
(State of incorporation)    (Commission File Number)           (IRS Employer
                                                             Identification No.)

P.O. Box 031-088, Shennan Zhong Road, Shenzhen City, P.R. China        518031
         (Address of principal executive offices)                    (Zip Code)

                               011-86-21-61050200
              (Registrant's telephone number, including area code)

                                       N/A
         (Former name or former address, if changed since last report.)

--------------------------------------------------------------------------------
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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

Item 2.01   Completion of Acquisition or Disposition of Assets.

      On May 7, 2009, Domain Registration, Corp. (the "Registrant") acquired China Northern Pharmacy Holding Group Limited, a British Virgin Islands corporation ("CNPH"), upon consummation of the merger of the Registrant's newly-formed wholly-owned subsidiary, DOMR Merger Sub, Inc. ("Merger Sub"), with and into CNPH, with CNPH as the surviving corporation (the "Merger"), pursuant to an Agreement and Plan of Merger dated April 30, 2009 by and among the Registrant, Merger Sub, CNPH, Li Yang, Yanhua Han, Hong Lin, Zuzhuan Xu, Chunrong Xiong, Giant Fortune Investment Management Limited, Enhanced Way Investments Limited, Power Step Investments Limited, Talent Peak Limited and Top Goal Technology Limited (the "Merger Agreement").

      CNPH is a holding company that acquired all of the outstanding stock of China Northern Pharmacy Holding Group Limited in Hong Kong ("CNPH HK") on November 25, 2008. CNPH HK, a Hong Kong corporation, is a holding company that acquired all of outstanding stock of Tonghua Huachen Herbal Planting Company Limited ("HERB") and Tonghua Shengantang Medical & Pharmacy Company Limited ("PHARMACY") on November 21, 2008. Li Yang, Yanhua Han, Hong Lin, Zuzhuan Xu, Chunrong Xiong, Giant Fortune Investment Management Limited, Enhanced Way Investments Limited, Power Step Investments Limited, Talent Peak Limited and Top Goal Technology Limited are CNPH's shareholders (the "CNPH Shareholders"). In addition, Li Yang is the sole director of CNPH.

      HERB is engaged in planting, processing and selling herbs in the People's Republic of China (the "PRC" or "China"). HERB owns 100 percent of the equity interests of Tonghua Huachen Pharmaceutical Company Limited ("Huachen"), a large-scale high-tech manufacturing enterprise which is engaged in the production and sale of herbal products. Huachen has a sales network covering 28 provinces and cities in the PRC and distributes products throughout the PRC.

      PHARMACY is engaged in drug logistics and distribution in China through a chain of pharmacy stores. PHARMACY owns 100 percent of the equity interests of Yunnan Silin Pharmaceutical Company Limited ("SILIN"), which is engaged in the wholesale distribution of medicine products, chemical agents, antibiotics, biochemistry drugs and biological preparations to hospitals and pharmacy stores. SILIN has a sales network that covers the entire Yunnan Province and Shanghai and Zhejiang areas, and a distribution network for prepared Chinese medicines that covers Northeast and Southwest China.

      These companies were established or acquired by CNPH as part of CNPH's strategy to build a nationwide pharmaceutical industry chain from planting and manufacturing to retail and distribution in China.

      Pursuant to the terms of the Merger Agreement, in exchange for their shares in CNPH, the CNPH Shareholders received an aggregate of 42,500,000 shares of the Registrant's common stock, to be divided proportionally among the CNPH Shareholders in accordance with their respective ownership interests in CNPH.

      There were no material relationships between the Registrant or its affiliates and any of the parties to the Merger Agreement, other than in respect of the Merger Agreement.

      As contemplated by the Merger Agreement, the Board of Directors of the Registrant has adopted certain amendments to the Registrant's Articles of Incorporation, subject to shareholder approval, to (i) change its corporate name to "BioPharm Asia Inc."; (ii) authorize the issuance of 10 million shares of "blank-check" preferred stock with such voting powers, designations, preferences, limitations, restrictions and relative rights as may be determined by the Board of Directors of the Registrant from time to time in accordance with the provisions of Chapter 78 of the Nevada Revised Statutes and (iii) increase the authorized shares of the Registrant's common stock from 50 million to 150 million, and take whatever actions are required under Chapter 78 of the Nevada Revised Statutes and the federal securities laws to obtain shareholder approval and effect the implementation of those amendments. The Registrant intends to file a Schedule 14C Preliminary Information Statement with the SEC relating to the adoption of these amendments shortly, and to effect these amendments by written consent of shareholders in lieu of a meeting of shareholders 20 days after the mailing of the definitive information statement to shareholders in accordance with shareholder consent procedures under the Nevada Revised Statutes and Regulation C under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      The Registrant was a "shell company" (as such term is defined in Rule 12b-2 under the Exchange Act immediately before the consummation of the Merger. Accordingly, pursuant to the requirements of Item 2.01(a)(f) of Form 8-K, set forth below is the information that would be required if the Registrant were filing a general form for registration of securities on Form 10 under the Exchange Act for the Registrant's common stock, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Merger.

      As a result of the Merger, CNPH became a wholly-owned subsidiary of the Registrant, with the CNPH Shareholders acquiring approximately 85% of the issued and outstanding stock of the Registrant, effectively obtaining operational and management control of the Registrant.

      For accounting purposes, the Merger has been accounted for as a reverse acquisition under the purchase method for business combinations, and accordingly the transaction has been treated as a recapitalization of CNPH, with Merger Sub as the acquirer. Consequently, the historical financial statements of CNPH are now the historical financial statements of the Registrant. The financial statements of CNPH are set forth in Item 9.01 (a) of this report. Pro forma information is only presented for the balance sheet, as on the date of the Merger Agreement, the Registrant was considered a public shell and accordingly, the transaction was not considered a business combination. For pro forma financial information see Item 9.01 (b) of this report.


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

      As a result of the Merger and subject to shareholder approval of the amendments to the Registrant's Articles of Incorporation, which include an amendment to change the name of the Registrant to BioPharm Asia Inc., the organizational structure of the Registrant is as follows:

                               BioPharm Asia Inc.
                      (formerly Domain Registration, Corp.)
                                      |
                                      | 100%
                                      |
               China Northern Pharmacy Holding Group Limited (BVI)
                                      |
                                      | 100%
                                      |
               China Northern Pharmacy Holding Group Limited in HK
                                      |
                                      |         (Abroad)
--------------------------------------------------------------------------------
                                      |         (Domestic)
                           -------------------
                           |                  |
                      100% |                  | 100%
                           |                  |
Tonghua Huachen Herbal Planting         Tonghua Shengantang Medical &
Company Limited                         Pharmacy Company Limited
                           |                  |
                           |                  |
                      100% |                  | 100%
                           |                  |
Tonghua Huachen Pharmaceutical          Yunnan Silin Pharmaceutical
Company Limited                         Company Limited


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

      A.    Description of Business

      References throughout this report to "we," "our" and the "Company" are to the Registrant and its subsidiaries following the Merger.

HERB

         HERB, located in New Agriculture Development Park, Unit - Tonghua Huachen Herbal Planting Co. Ltd, Daquan Village, Tonghua County, Jilin Province, is a GMP (Good Manufacturing Practice) certified green and environmental-friendly company, engaged in planting, processing and selling herbs in China, including Chinese Magnolia vine, Ussuriensis Fritillary Bulb, Membranous Milk vetch Root, Chinese Thorowax Root, Manchurian wild ginger, Ginseng, and Kudzurine Root. Chinese Magnolia vine fruit is the fruit of wooden orchid aceae plant and is used for a variety of medicinal purposes in China.

      HERB has built a Chinese herbal planting GAP (Good Agricultural Practice) demonstration garden consisting of approximately 576.58 acres (3,500 Chinese acres) in 2008, in which about 329.47 acres (2,000 Chinese acres) has been fruited. This base has already been listed as the seeding source base for the traditional Chinese medicine industry in Tonghua County, the intermediate and the public service platform for developing new drugs through the National Torch Plan initiated by Department of Technical Science, PRC. The Torch Plan is an instruction plan regarding developing high technology and new technology industry in China, which was approved by the Chinese government in August, 1988 and executed by the Department of Technical Science (originally, the National Science Committee). HERB enjoys the government's financial funds supported preferential policy and the exemption of special tax and all other taxes, realizing the zero tax rate preferential policy. The tax preference is regulated by the tax law, which the country encourages the traditional Chinese medicine planter and other agricultural and subsidiary products planter.

      HERB owns 100 percent of the equity interests of Tonghua Huachen Pharmaceutical Company Limited ("Huachen"). Huachen, formerly named Fenglin Pharmaceutical Manufacturing Plant, was founded in 1989 in Tonghua City, Jilin Province, the PRC and changed its name to Huachen Pharmaceutical Manufacturing Plant in 1998. Huachen was later incorporated on August 31, 2000 and changed its name to Huachen Pharmaceutical Company Limited. Huachen is engaged in the production and sale of herbal products, including Qiweixiaoke Capsule, Shengan Bujin Tablets, Tongqiaobiyan Tablets, Huatanpingchuan Tablets, Wujiarongxue Oral Liquid and Methocarbamol Capsule. Huachen is a large-scale high-tech modernized drug manufacturing enterprise with the national GMP authentication modernization. It occupies an area of 12 acres (48,700 square meters) with floor space of 3.66 acres (14,800 square meters). HERB has a sales network covering 28 provinces and cities in the PRC and distributes products throughout the PRC.

      Although the five largest customers of HERB accounted in the aggregate for approximately 40% of its total sales in 2008, none of these customers accounted for more than 8.85% of total sales.

      HERB's principal competitors include Wind City in Liaoning Province, which also plants Chinese Magnolia vine, and other pharmaceutical companies in Northeast China. Its competitive advantages include geographical, weather and environmental superiority, improved seed and the local government's tax-free preferential policy.

      HERB employs 300 individuals, including more than 70 with professional specialties in various areas.

PHARMACY

      PHARMACY, formerly named Tonghua Boxiang Pharmacy Chain Store Company Limited, was founded in 2002 at No. 1, Xinsheng Road, Tonghua City. In June 2008, the company changed its name to Tonghua Shengantang Medical & Pharmacy Company Limited. PHARMACY is engaged in drug logistics and distribution in China through a chain of pharmacy stores. It has acquired a 70% equity interest in approximately 300 stores and has entered into agreements to acquire a 70% equity interest in approximately 80 additional stores. PHARMACY plans to acquire more drug stores in the future. Although PHARMACY expects to complete the acquisition of the approximately 80 stores with respect to which it has entered into agreements during 2009, we cannot give you any assurance as to the number of these acquisitions it will complete in 2009, if any. PHARMACY offers approximately 1,000 drugs, of which approximately 290 are over-the-counter drugs, approximately 425 are prescription drugs, approximately 130 are prepared Chinese medicines, approximately 45 are supplements, approximately 80 are skin care, hair care and beauty products, and approximately 20 are drug products manufactured by Huachen, such as Qiweixiaoke Capsule, Shengan Bujin Tablets, Huatanpingchuan Tablets and Wujiarongxue Oral Liquid.

      PHARMACY owns 100 percent of the equity interests of Yunnan Silin Pharmaceutical Company Limited ("SILIN"). SILIN, incorporated in Kunming City, Yunnan Province, the PRC, on October 25, 2004, is engaged in the wholesale distribution of medicine products, chemical agents, antibiotics, biochemistry drugs and biological preparations to hospitals and pharmacy stores. In 2005, SILIN received GSP (Good Supply Practice) authentication. SILIN's sales network covers the entire Yunnan Province and Shanghai and Zhejiang areas, and SILIN has established a distribution network for prepared Chinese medicines which covers Northeast and Southwest China. SILN's warehouse consists of 10,764 square feet (1000 square meters).

      The main competition of the drug retailing industry is not only from the competitors within the industry, but also from hospital pharmacies and ordinary retail stores. Historically, hospital pharmacies have been the main channel of medicine sales in China especially for those patients who are qualified for the socialized medicine policy, which means the local hygiene institutions will pay hospitalization costs, including the prescription drugs, non-prescription drugs (over-the-counter medicines) and supplements like vitamin and mineral substances, which can be easily obtained in supermarkets and convenience stores.

      To maintain and improve its competitive position, PHARMACY will (i) take advantage of the linkage benefit of a chain store and the brand superiority, strengthen the cooperation between medical treatment and pharmacy to combine the advantages of hospitals and pharmacy; (ii) continuously improve the marketing strategy of supplements and enlarge the market share of PHARMACY in respect of supplements; (iii) take advantage of store location, choose the chain store location as far as in the inhabited area or the business district so that convenient for people to access; (iv) the most severe competition concentrates in the city, but in peripheral areas, like suburb and countryside, the competition is insufficient. Therefore the PHARMACY chain store could make full use of the superiority formidable allocation system to penetrate into the third terminal (rural market).

      PHARMACY employs 84 individuals at its headquarters, including 38 executives and 46 in sales.

Government Regulation

      As a distributor and retailer of pharmaceutical products, we are subject to regulation and oversight by different levels of the food and drug administration in China, in particular, the State Food and Drug Administration, or SFDA. The Law of the PRC on the Administration of Pharmaceutical Products, as amended, provides the basic legal framework for the administration of the production and sale of pharmaceutical products in China and governs the manufacturing, distributing, packaging, pricing and advertising of pharmaceutical products in China. The corresponding implementation regulations set out detailed rules with respect to the administration of pharmaceuticals in China. We are also subject to other PRC laws and regulations that are applicable to business operators, retailers and foreign-invested companies.

Distribution of Pharmaceutical Products

      A distributor of pharmaceutical products must obtain a distribution permit from the relevant provincial- or designated municipal- or county-level food and drug administration. The grant of such permit is subject to an inspection of the distributor's facilities, warehouses, hygienic environment, quality control systems, personnel and equipment. The distribution permit is valid for five years, and the holder must apply for renewal of the permit within six months prior to its expiration. In addition, a pharmaceutical product distributor needs to obtain a business license from the relevant administration for industry and commerce prior to commencing its business. All of our consolidated entities that engage in retail pharmaceutical business have obtained necessary pharmaceutical distribution permits, and we do not expect any difficulties for us to renew these permits and/or certifications.

      In addition, under the Supervision and Administration Rules on Pharmaceutical Product Distribution promulgated by the SFDA on January 31, 2007, and effective May 1, 2007, a pharmaceutical product distributor is responsible for its procurement and sales activities and is liable for the actions of its employees or agents in connection with their conduct of distribution on behalf of the distributor. A retail distributor of pharmaceutical products is not allowed to sell prescription pharmaceutical products, or Tier A OTC pharmaceutical products, listed in the national or provincial medical insurance catalogs without the presence of a certified in-store pharmacist. See "-- Reimbursement under the National Medical Insurance Program."

Good Supply Practice Standards

      GSP standards regulate wholesale and retail pharmaceutical product distributors to ensure the quality of distribution of pharmaceutical products in China. The current applicable GSP standards require pharmaceutical product distributors to implement strict controls on the distribution of medicine products, including standards regarding staff qualifications, distribution premises, warehouses, inspection equipment and facilities, management and quality control. The GSP certificate is usually valid for five years.

      These GSP certificates currently have expiration dates of nearly five years. We do not expect any difficulties in renewing these certifications upon their expiration.

Prescription Administration

      Under the Rules on Administration of Prescriptions promulgated by the SFDA, effective May 1, 2007, doctors are required to include the chemical ingredients of the medicine they prescribe in their prescription and are not allowed to include brand names in their prescription. This regulation is designed to provide consumers with choices among different pharmaceutical products that contain the same chemical ingredients.

Advertisement of Pharmaceutical Products

      In order to prevent misleading advertising of pharmaceutical products, the SAIC and the SFDA jointly promulgated the Standards for Examination and Publication of Advertisements of Pharmaceutical Products and Rules for Examination of Advertisement of Pharmaceutical Products in March 2007. Under these regulations, there are prohibitions on the advertising of certain pharmaceutical products, and advertisement of prescription pharmaceutical products may only be made in authorized medical magazines. In addition, an approval must be obtained from the provincial level of food and drug administration before a pharmaceutical product may be advertised. Such approval, once obtained, is valid for one year.

Product Liability and Consumer Protection

      Product liability claims may arise if the products sold have any harmful effect on the consumers. The injured party may claim for damages or compensation. The General Principles of the Civil Law of the PRC, which became effective in January 1987, state that manufacturers and sellers of defective products causing property damage or injury shall incur civil liabilities for such damage or injuries.

      The Product Quality Law of the PRC was enacted in 1993 and amended in 2000 to strengthen the quality control of products and protect consumers' rights and interests. Under this law, manufacturers and distributors who produce or sell defective products may be subject to confiscation of earnings from such sales, revocation of business licenses and imposition of fines, and in severe circumstances, may be subject to criminal liability.

      The Law of the PRC on the Protection of the Rights and Interests of Consumers was promulgated on October 31, 1993 and became effective on January 1, 1994 to protect consumers' rights when they purchase or use goods or services. All business operators must comply with this law when they manufacture or sell goods and/or provide services to customers. In extreme situations, pharmaceutical product manufacturers and distributors may be subject to criminal liability if their goods or services lead to the death or injuries of customers or other third parties.

Price Controls

      The retail prices of some pharmaceutical products sold in China, primarily those included in the national and provincial medical insurance catalogs and those pharmaceutical products whose production or distribution are deemed to constitute monopolies, are subject to price controls in the form of fixed prices or price ceilings. Manufacturers or distributors cannot freely set or change the retail price for any price-controlled product above the applicable price ceiling or deviate from the applicable fixed price imposed by the PRC government. The prices of medicines that are not subject to price controls are determined freely at the discretion of the respective pharmaceutical companies, subject to notification to the provincial pricing authorities.

      The retail prices of medicines that are subject to price controls are administered by the Price Control Office of the NDRC, and provincial and regional price control authorities. The retail price, once set, also effectively determines the wholesale price of that medicine. From time to time, the NDRC publishes and updates a list of medicine that are subject to price controls. Fixed prices and price ceilings on medicine are determined based on profit margins that the relevant government authorities deem reasonable, the type and quality of the medicine, its production costs, the prices of substitute medicine and the extent of the manufacturer's compliance with the applicable GMP standards. The NDRC directly regulates the pricing of a portion of the medicine on the list, and delegates to provincial and regional price control authorities the authority to regulate the pricing of the rest of the medicine on the list. Provincial and regional price control authorities have discretion to authorize price adjustments based on the local conditions and the level of local economic development. Currently, approximately 1,500 pharmaceutical products, or approximately 10.0% of the pharmaceutical products available in China, are subject to price control. Of those, the price controls for the retail prices of approximately 600 pharmaceutical products are administered by the NDRC and the rest are administered by provincial and regional price control authorities.

      Only the manufacturer of a medicine may apply for an increase in the retail price of the medicine, and it must either apply to the provincial price control authorities in the province where it is incorporated, if the medicine is provincially regulated, or to the NDRC, if the medicine is NDRC regulated. For a provincially regulated medicine, in cases where provincial price control authorities approve an application, manufacturers must file the newly approved price with the NDRC for record and thereafter the newly approved price will become binding and enforceable across China.

      Since May 1998, the PRC government has ordered reductions in the retail prices of various pharmaceutical products 24 times. The latest price reduction occurred in May 2007 and affected 1,245 different pharmaceutical products, of which 524 are sold in our stores. As of December 31, 2004, 2005, 2006 and June 30, 2007, 1.5%, 2.0%, 7.5% and 16.0% of the pharmaceutical products we offered were subject to price controls, respectively.

      The NDRC may grant premium pricing status to certain pharmaceutical products that are under price control. The NDRC may set the retail prices of pharmaceutical products that have obtained premium pricing status at a level that is significantly higher than comparable products.

Reimbursement under the National Medical Insurance Program

      Eligible participants in the national medical insurance program, mainly consisting of urban residents, are entitled to purchase medicine when presenting their medical insurance cards in an authorized pharmacy, provided that the medicine they purchase have been included in the national or provincial medical insurance catalogs. Depending on relevant local regulations, authorized pharmacies either sell medicine on credit and obtain reimbursement from relevant government social security bureaus on a monthly basis, or receive payments from the participants at the time of their purchases, and the participants in turn obtain reimbursement from relevant government social security bureaus.

      Medicine included in the national and provincial medical insurance catalogs is divided into two tiers. Purchases of Tier A pharmaceutical products are generally fully reimbursable, except that certain Tier A pharmaceutical products are only reimbursable to the extent the medicine are used for specifically stated purposes in the medical insurance catalogs. Purchasers of Tier B pharmaceutical products, which are generally more expensive than Tier A pharmaceutical products, are required to make a certain percentage of co-payments, with the remaining amount being reimbursable. The percentage of reimbursement for Tier B OTC pharmaceutical products varies in different regions in the PRC. Factors that affect the inclusion of medicine in the medical insurance catalogs include whether the medicine is consumed in large volumes and commonly prescribed for clinical use in China and whether it is considered to be important in meeting the basic healthcare needs of the general public.

      The PRC Ministry of Labor and Social Security, together with other government authorities, has the power to determine every two years which medicine are included in the national medical insurance catalog, under which of the two tiers the included medicine falls, and whether an included medicine should be removed from the catalog. Provincial governments are required to include all Tier A medicines listed on the national Medical Insurance Catalog in their provincial medical insurance catalogs. For Tier B medicines listed in the national medical insurance catalog, provincial governments have the discretion to adjust upwards or downwards by no more than 15% from the number of Tier B medicine listed in the national medical insurance catalog that is to be included in the provincial medical insurance catalogs. The amount in a participant's individual account under the program varies, depending on the amount of contributions from the participant and his or her employer. Generally, participants under the national medical insurance program who are from relatively wealthier parts of China and metropolitan centers have greater amounts in their individual accounts than those from other parts of the country. Different regions in China have different requirements regarding the caps of reimbursements in excess of the amounts in the individual accounts.

Sales of Nutritional Supplements and other Food Products

      According to the PRC Food Hygiene Law and Rules on Food Hygiene Certification, a distributor of nutritional supplements and other food products must obtain a food hygiene certificate from relevant provincial or local health regulatory authorities. The grant of such certificate is subject to an inspection of the distributor's facilities, warehouses, hygienic environment, quality control systems, personnel and equipment. The food hygiene certificate is valid for four years, and the holder must apply for renewal of the certificate within six months prior to its expiration.

Trademarks

      The PRC Trademark Law and the PRC Trademark Implementing Regulations provide the basic legal framework for the regulation of trademarks in China, and the SAIC is responsible for the registration and administration of trademarks throughout the country. The PRC has adopted a "first-to-file" principle with respect to trademarks.

      PRC law provides that each of the following acts constitutes infringement of the exclusive right to use a registered trademark:

      o use of a trademark that is identical with or similar to a registered trademark in respect of the same or similar commodities without the authorization of the trademark registrant;
      o sale of commodities infringing upon the exclusive right to use the trademark;
      o counterfeiting or making, without authorization, representations of a registered trademark of another person, or sale of such representations of a registered trademark;
      o changing a registered trademark and selling products on which the altered registered trademark is used without the consent of the trademark registrant; and
      o otherwise infringing upon the exclusive right of another person to use a registered trademark.

      In the PRC, a trademark owner who believes the trademark is being infringed has three options:

      o The trademark owner can provide his trademark registration certificate and other relevant evidence to the state or local Administration for Industry and Commerce, or AIC, which can, in its discretion, launch an investigation. The AIC may take actions such as ordering the infringer to immediately cease the infringing behavior, seizing and destroying any infringing products and representations of the trademark in question, closing the facilities used to manufacture the infringing products or imposing a fine. If the trademark owner is dissatisfied with the SAIC's decision, he may, within 15 days of receiving such decision, institute civil proceedings in court.

      o The trademark owner may institute civil proceedings directly in court. Civil remedies for trademark infringement include:
      o injunctions;
      o requiring the infringer to take steps to mitigate the damage (i.e., publish notices in newspapers); and
      o damages (i.e. compensation for the economic loss and injury to reputation as a result of trademark infringement suffered by the trademark owner).

         The amount of compensation is calculated according to either the gains acquired by the infringer from the infringement, or the losses suffered by the trademark owner, including expenses incurred by the trademark owner to claim and litigate such infringement. If it is difficult to determine the gains acquired by the infringer from the infringement, or the losses suffered by the trademark owner, the court may elect to award compensation of not more than RMB500,000.

         o If the trademark infringement is so serious as to constitute a crime, the trademark owner may file a complaint with the police and the infringer is subject to investigation for criminal liability in accordance with PRC law.

Foreign Exchange Regulation

      Pursuant to the Foreign Currency Administration Rules promulgated in 1996 and amended in 1997 and various regulations issued by the SAFE, and other relevant PRC government authorities, the Renminbi is freely convertible only to the extent of current account items, such as trade-related receipts and payments, interest and dividends. Capital account items, such as direct equity investments, loans and repatriation of investments, require the prior approval from the SAFE or its local counterpart for conversion of Renminbi into a foreign currency, such as U.S.dollars, and remittance of the foreign currency outside the PRC.

      Payments for transactions that take place within the PRC must be made in Renminbi. Unless otherwise approved, PRC companies must repatriate foreign currency payments received from abroad. Foreign-invested enterprises may retain foreign exchange in accounts with designated foreign exchange banks subject to a cap set by the SAFE or its local counterpart. Unless otherwise approved, domestic enterprises must convert all of their foreign currency receipts into Renminbi.

      Pursuant to the SAFE's Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Inbound Investment via Overseas Special Purpose Vehicles, or the SAFE Circular No.75, issued on October 21, 2005, (i) a PRC citizen residing in the PRC, or PRC resident, shall register with the local branch of the SAFE before it establishes or controls an overseas special purpose vehicle, or overseas SPV, for the purpose of overseas equity financing (including convertible debts financing);
(ii) when a PRC resident contributes the assets of or its equity interests in a domestic enterprise into an overseas SPV, or engages in overseas financing after contributing assets or equity interests into an overseas SPV, such PRC resident shall register his or her interest in the overseas SPV and the change thereof with the local branch of the SAFE; and (iii) when the overseas SPV undergoes a material event outside of China, such as change in share capital or merger and acquisition, the PRC resident shall, within 30 days from the occurrence of such event, register such change with the local branch of the SAFE. On May 29, 2007, the SAFE issued relevant guidance to its local branches for the implementation of the SAFE Circular No. 75. This guidance standardizes more specific and stringent supervision on the registration requirement relating to the SAFE Circular No. 75 and further requires PRC residents holding any equity interests or options in SPVs, directly or indirectly, controlling or nominal, to register with the SAFE.

      Our beneficial owners who are PRC residents have registered with the local branch of the SAFE as required under SAFE Circular No. 75.

      Under the Implementing Rules of Measures for the Administration of Individual Foreign Exchange, or the Implementation Rules, issued by the SAFE on January 5, 2007, PRC citizens who are granted shares or share options by an overseas listed company according to its share incentive plan are required, through a qualified PRC agent or the PRC subsidiary of such overseas listed company, to register with the SAFE and complete certain other procedures related to the share incentive plan. Foreign exchange income received from the sale of shares or dividends distributed by the overseas listed company must be remitted into a foreign currency account of such PRC citizen or be exchanged into Renminbi. Our PRC citizen employees who have been granted share options, or PRC option holders, will be subject to the Implementation Rules upon the listing of our Shares on the New York Stock Exchange. If we or our PRC citizen employees fail to comply with these rules and regulations, we or our PRC optionees may be subject to fines and legal or administrative sanctions.

Dividend Distribution

      The principal laws, rules and regulations governing dividends paid by our PRC operating subsidiaries include the Company Law of the PRC (1993), as amended in 2006, Wholly Foreign Owned Enterprise Law (1986), as amended in 2000, and Wholly Foreign Owned Enterprise (or Law Implementation Rules (1990), as amended in 2001. Under these laws and regulations, each of our consolidated PRC entities, including wholly foreign owned enterprises, or WFOEs, and domestic companies in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our consolidated PRC entities, including WFOEs and domestic companies, is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its statutory surplus reserve fund until the accumulative amount of such reserve reaches 50% of its respective registered capital. These reserves are not distributable as cash dividends.

Taxation

      Under the EIT Law, effective January 1, 2008, China will adopt a uniform tax rate of 25.0% for all enterprises (including foreign-invested enterprises) and revoke the current tax exemption, reduction and preferential treatments applicable to foreign-invested enterprises. However, there will be a transition period for enterprises, whether foreign-invested or domestic, that are currently receiving preferential tax treatments granted by relevant tax authorities. Enterprises that are subject to an enterprise income tax rate lower than 25.0% may continue to enjoy the lower rate and gradually transition to the new tax rate within five years after the effective date of the EIT Law. Enterprises that are currently entitled to exemptions or reductions from the standard income tax rate for a fixed term may continue to enjoy such treatment until the fixed term expires. However, the two-year exemption from enterprise income tax for foreign-invested enterprise will begin from January 1, 2008 instead of from when such enterprise first becomes profitable. Preferential tax treatments will continue to be granted to industries and projects that are strongly supported and encouraged by the state, and enterprises otherwise classified as "new and high technology enterprises strongly supported by the state" will be entitled to a 15.0% enterprise income tax rate even though the EIT Law does not currently define this term.

Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors

      On August 8, 2006, six PRC regulatory agencies, including the Chinese Securities Regulatory Commission, or CSRC, promulgated a rule entitled Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the new M&A rule, to regulate foreign investment in PRC domestic enterprises. The new M&A rule provides that the Ministry of Commerce must be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise and any of the following situations exists: (i) the transaction involves an important industry in China;
(ii) the transaction may affect national "economic security"; or (iii) the PRC domestic enterprise has a well-known trademark or historical Chinese trade name in China. The new M&A rule also contains a provision requiring overseas SPVs, formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange. On September 21, 2006, the CSRC issued a clarification that sets forth the criteria and process for obtaining any required approval from the CSRC.

      To date, the application of this new M&A rule is unclear.

      Government Support of the Drugstore Industry. The PRC government has supported the growth of the drugstore industry with a series of initiatives.

      o Anti-Corruption. The substantial majority of hospitals in China are owned and operated by the government, and revenue from hospital pharmacies constitutes a significant portion of hospitals' revenue. Hospitals procure their supplies of pharmaceutical products in bulk from manufacturers or distributors of pharmaceutical products, and generally decide whether to include a particular medicine on their formulary based upon a number of factors, including doctors' preference in prescribing the medicine, the cost of the medicine, the perceived efficacy of the medicine and the hospital's budget. Decisions by hospitals regarding whether to include a particular medicine in their pharmacies could be affected by corrupt practices, including illegal kickbacks and other benefits offered by manufacturers or distributors of pharmaceutical products. These corrupt practices may also affect doctors' decisions regarding which types of medicine to prescribe.

      The PRC government has strengthened its anti-corruption measures and has organized a series of government-sponsored anti-corruption campaigns in recent years. In particular, China amended its criminal code in 2006, increasing the penalties for corrupt business practices. The amendment of the criminal code is expected to make pharmaceutical product suppliers compete for the hospitals' business on fair and equal terms, and thus is expected to result in more growth opportunities for drugstores that are not affiliated with hospitals.

      o Pharmaceutical Product Labeling and Prescription Management. The PRC State Food and Drug Administration, or SFDA, promulgated pharmaceutical product labeling regulations in March 2006, which require that pharmaceutical product labels state the generic ingredients of the pharmaceutical products and which bar the registration of any brand name for any pharmaceutical product which does not contain active ingredients. In addition, effective May 1, 2007, doctors are not permitted to include brand names in their prescriptions and required to specify the chemical ingredients of the medicines they prescribe in their prescription. These requirements are expected to have the following positive impacts on the business of non-hospital drugstores:

      o help curb corrupt practices by pharmaceutical product manufacturers and doctors;
      o ensure that patients are given better information on the medicines they purchase; and
      o weaken the hospitals' monopoly on prescriptions and prescription pharmaceutical products.

      o Advertising of Pharmaceutical Products. The PRC government has adopted a series of measures regulating the advertising of pharmaceutical products. Consumers typically become familiar with a medicine through advertising and word-of-mouth recommendations by pharmacy salespeople. With increased restrictions on advertising of pharmaceutical products, pharmaceutical product manufacturers are expected to increasingly rely on retail pharmacies to build brand familiarity among the general public.

      o Equal Opportunity for Non-Hospital Drugstores. The PRC Ministry of Health has promulgated prescription regulations requiring hospitals to allow prescriptions to be filled at non-hospital drugstores. The implementation of this regulation is expected to increase drug sales, especially prescription drug sales, in drugstores chains and independent drugstores that are not affiliated with hospitals.

      o Increased Availability of Funding Under the National Medical Insurance Program. The PRC government has increased the availability of funding under the national medical insurance program and included more pharmaceutical products in the China's national medical insurance scheme.

      o Enhanced Quality Requirements for the Operations of Pharmacies. China has strengthened its enforcement of good supply practice, or GSP, standards since adopting it at the end of December 2004. As a result, many smaller drugstore chains or independently operated drugstores may find it difficult to meet these enhanced quality requirements for the operations of pharmacies.

B. Risk Factors

The purchase of our common stock involves a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and other information and our consolidated financial statements and related notes included elsewhere in this report. If any of the following events actually occurs, our financial condition or operating results may be materially and adversely affected, our business may be severely impaired, and the price of our common stock may decline, perhaps significantly. This means you could lose all or a part of your investment.

Risks Related to Our Business

We may not be able to timely identify or otherwise effectively respond to changing customer preferences, and we may fail to optimize our product offering and inventory position.

      The drugstore industry in China is rapidly evolving and is subject to rapidly changing customer preferences that are difficult to predict. Our success depends on our ability to anticipate and identify customer preferences and adapt our product selection to these preferences. In particular, we must optimize our product selection and inventory positions based on sales trends. We cannot assure you that our product selection, especially our selections of nutritional supplements and food products, will accurately reflect customer preferences at any given time. If we fail to anticipate accurately either the market for our products or customers' purchasing habits or fail to respond to customers' changing preferences promptly and effectively, we may not be able to adapt our product selection to customer preferences or make appropriate adjustments to our inventory positions, which could significantly reduce our revenue and have a material adverse effect on our business, financial condition and results of operations.

Our private label products may not achieve or maintain broad market acceptance.

      We believe that whether we can succeed in gaining and maintaining broad market acceptance of our private label products depends on many factors, including:

      o     our product pricing;

      o our ability to maintain the cost competitiveness of our private label products;

      o     the effectiveness of our sales and marketing efforts;

      o our ability to provide consistent and high quality customer experiences;

      o publicity or public perception concerning our company, our brand, our products or our competitors or competing products;

      o whether or not customers develop habits of routinely purchasing and using our private label products; and

      o our ability to anticipate, identify and respond to changing customer preferences.

      If we fail to achieve or maintain broad market acceptance for our private label products, or if products introduced by our competitors are more favorably received than our private label products, or if we fail to respond to customers' changing preference promptly and effectively, our business, financial condition, results of operations and prospects could be materially and adversely affected.

Our success depends on our ability to establish effective advertising, marketing and promotional programs.

      Our success depends on our ability to establish effective advertising, marketing and promotional programs, including pricing strategies implemented in response to competitive pressures and/or to drive demand for our products. Our advertisements are designed to promote our brand, our corporate image and the prices of products available for sale in our stores. Our pricing strategies and value proposition must be appropriate for our target customers. If we are not able to maintain and increase the awareness of our brand, products and services, we may not be able to attract and retain customers and our reputation may also suffer. We expect to incur substantial expenses in our marketing and promotional efforts to both attract and retain customers. However, our marketing and promotional activities may be less successful than we anticipate, and may not be effective at building our brand awareness and customer base. We also cannot assure you that our current and planned spending on marketing activities will be adequate to support our future growth. Failure to successfully execute our advertising, marketing and promotional programs may result in material decreases in our revenue and profitability.

Failure to maintain optimal inventory levels could increase our inventory holding costs or cause us to lose sales, either of which could have a material adverse effect on our business, financial condition and results of operations.

      We need to maintain sufficient inventory levels to operate our business successfully as well as meet our customers' expectations. However, we must also guard against the risk of accumulating excess inventory. We are exposed to increased inventory risks as a result of our increased offering of private label products, rapid changes in product life cycles, changing consumer preferences, uncertainty of success of product launches, seasonality, and manufacturer backorders and other vendor-related problems. We cannot assure you that we can accurately predict these trends and events and avoid over-stocking or under-stocking products. In addition, demand for products could change significantly between the time product inventory is ordered and the time it is available for sale. When we begin selling a new product, it is particularly difficult to forecast product demand accurately. The purchase of certain types of inventory may require significant lead-time. As we carry a broad selection of products and maintain significant inventory levels for a substantial portion of our merchandise, we may be unable to sell such inventory in sufficient quantities or during the relevant selling seasons. Carrying too much inventory would increase our inventory holding costs, and failure to have inventory in stock when a customer orders it could cause us to lose that order or lose that customer, either of which could have a material adverse effect our business, financial condition and results of operations.

We depend on the continued service of, and on the ability to attract, motivate and retain a sufficient number of qualified and skilled staff, especially regional managers and in-store pharmacists for our stores.

      Our ability to continue expanding our retail drugstore chain and deliver high quality products and customer service depends on our ability to attract and retain qualified and skilled staff, especially regional managers and in-store pharmacists. In particular, the applicable PRC regulations require at least one qualified pharmacist to be stationed in every drugstore to instruct or advise customers on prescription drugs. Over the years, a significant shortage of pharmacists has developed due to increasing demand within the drugstore industry as well as demand from other businesses in the healthcare industry. We cannot assure you that we will be able to attract, hire and retain sufficient numbers of skilled regional managers and in-store pharmacists necessary to continue to develop and grow our business. The inability to attract and retain a sufficient number of skilled regional managers and in-store pharmacists could limit our ability to open additional stores, increase revenue or deliver high quality customer service. In addition, competition for these individuals could cause us to offer higher compensation and other benefits in order to attract and retain them, which could materially and adversely affect our financial condition and results of operations.

Our brand name, trade names, trademarks, trade secrets and other intellectual property are valuable assets. If we are unable to protect them from infringement, our business and prospects may be harmed.

      As sales of our private label products increasingly account for a substantial portion of our revenue, we consider our brand name, trade names and trademarks to be valuable assets. Under PRC law, we have the exclusive right to use a trademark for products or services for which such trademark has been registered with the PRC Trademark Office of State Administration for Industry and Commerce, or the SAIC. However, we may be unable to secure the trademark registration for which we applied. In addition, our efforts to defend our trademarks may be unsuccessful against competitors or other violating entities and we may not have adequate remedies for any such violation.

      Moreover, we may be unable to prevent third parties from using our brand name or trademarks without authorization. Unauthorized use of our brand name or trademarks by third parties may adversely affect our business and reputation, including the perceived quality and reliability of our products.

      We also rely on trade secrets to protect our know-how and other proprietary information, including pricing, purchasing, promotional strategies, customer lists and/or suppliers lists. However, trade secrets are difficult to protect. While we use reasonable efforts to protect our trade secrets, our employees, consultants, contractors or advisors may unintentionally or willfully disclose our information to competitors. In addition, confidentiality agreements, if any, executed by the foregoing persons may not be enforceable or provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure. If we were to enforce a claim that a third party had illegally obtained and was using our trade secrets, our enforcement efforts could be expensive and time-consuming, and the outcome is unpredictable. In addition, if our competitors independently develop information that is equivalent to our trade secrets or other proprietary information, it will be even more difficult for us to enforce our rights and our business and prospects could be harmed.

      Litigation may be necessary in the future to enforce our intellectual property rights or to determine the validity and scope of the intellectual property rights of others. However, because the validity, enforceability and scope of protection of intellectual property rights in the PRC are uncertain and still evolving, we may not be successful in prosecuting these cases. In addition, any litigation or proceeding or other efforts to protect our intellectual property rights could result in substantial costs and diversion of our resources and could seriously harm our business and operating results. Furthermore, the degree of future protection of our proprietary rights is uncertain and may not adequately protect our rights or permit us to gain or keep our competitive advantage. If we are unable to protect our trade names, trademarks, trade secrets and other propriety information from infringement, our business, financial condition and results of operations may be materially and adversely affected.

We may be exposed to intellectual property infringement and other claims by third parties which, if successful, could disrupt our business and have a material adverse effect on our financial condition and results of operations.

      Our success depends, in large part, on our ability to use our proprietary information and know-how without infringing third party intellectual property rights. As we increase our sales of private label products, and as litigation becomes more common in China, we face a higher risk of being the subject of claims for intellectual property infringement, invalidity or indemnification relating to other parties' proprietary rights. Our current or potential competitors, many of which have substantial resources, may have or may obtain intellectual property protection that will prevent, limit or interfere with our ability to make, use or sell our products in China. Moreover, the defense of intellectual property suits, including trademark infringement suits, and related legal and administrative proceedings can be both costly and time consuming and may significantly divert the efforts and resources of our management personnel.

We rely on computer software and hardware systems in managing our operations, the capacity of which may restrict our growth and the failure of which could adversely affect our business, financial condition and results of operations.

      We are dependent upon our integrated information management system to monitor daily operations of our drugstores and to maintain accurate and up-to-date operating and financial data for compilation of management information. In addition, we rely on our computer hardware and network for the storage, delivery and transmission of the data of our retail system. Any system failure which causes interruptions to the input, retrieval and transmission of data or increase in the service time could disrupt our normal operation. Although we believe that our disaster recovery plan is adequate in handling the failure of our computer software and hardware systems, we cannot assure you that we can effectively carry out this disaster recovery plan and that we will be able to restore our operation within a sufficiently short time frame to avoid our business being disrupted. Moreover, we are planning to upgrade our information management systems by installing a retail enterprise resource planning, or ERP, system, which will fully integrate product selection, procurement, pricing, distribution and retail management processes. However, we may not be able to achieve desirable results from the installation of such retail ERP system, and we cannot assure that the installation process will be carried out in a timely manner and will not cause any disruption to our operations. Any failure in our computer software and/or hardware systems could have a material adverse effect on our business, financial condition and results of operations. In addition, if the capacity of our computer software and hardware systems fails to meet the increasing needs of our expanding operations, our ability to grow may be constrained.

As a retailer of pharmaceutical and other healthcare products, we are exposed to inherent risks relating to product liability and personal injury claims.

      Pharmacies are exposed to risks inherent in the packaging and distribution of pharmaceutical and other healthcare products, such as with respect to improper filling of prescriptions, labeling of prescriptions, adequacy of warnings, unintentional distribution of counterfeit drugs. Furthermore, the applicable laws, rules and regulations require our in-store pharmacists to offer counseling, without additional charge, to our customers about medication, dosage, delivery systems, common side effects and other information the in-store pharmacists deem significant. Our in-store pharmacists may also have a duty to warn customers regarding any potential negative effects of a prescription drug if the warning could reduce or negate these effects and we may be liable for claims arising from advices given by our in-store pharmacists. In addition, product liability claims may be asserted against us with respect to any of the products we sell and as a retailer, we are required to pay for damages for any successful product liability claim against us, although we may have the right under applicable PRC laws, rules and regulations to recover from the relevant manufacturer for compensation we made to our customers in connection with a product liability claim. We may also be obligated to recall affected products. Any product liability claim or product recall may result in adverse publicity regarding us and the products we sell, which would harm our reputation. If we are found liable for product liability claims, we could be required to pay substantial monetary damages. Furthermore, even if we successfully defend ourselves against this type of claim, we could be required to spend significant management, financial and other resources, which could disrupt our business, and our reputation as well as our brand name may also suffer. We, like many other similar companies in China, do not carry product liability insurance. As a result, any imposition of product liability could materially harm our business, financial condition and results of operations. In addition, we do not have any business interruption insurance due the limited coverage of any business interruption insurance in China, and as a result, any business disruption or natural disaster could severely disrupt our business and operations and significantly decrease our revenue and profitability.

Our operating results are difficult to predict, and we may experience significant fluctuations in our operating results.

      Our operating results may fluctuate significantly. As a result, you may not be able to rely on period to period comparisons of our operating results as an indication of our future performance. Factors causing these fluctuations include, among others:

      o our ability to maintain and increase sales to existing customers, attract new customers and satisfy our customers' demands;

      o the frequency of customer visits to our drugstores and the quantity and mix of products our customers purchase;

      o the price we charge for our products or changes in our pricing strategies or the pricing strategies of our competitors;

      o timing and costs of marketing and promotional programs organized by us and/or our suppliers, including the extent to which we or our suppliers offer promotional discounts to our customers;

      o our ability to acquire merchandise, manage inventory and fulfill orders;

      o technical difficulties, system downtime or interruptions of our ERP system, which we use for product selection, procurement, pricing, distribution and retail management processes;

      o     the introduction by our competitors of new products or services;

      o the effects of strategic alliances, potential acquisitions and other business combinations, and our ability to successfully and timely integrate them into our business;

      o changes in government regulations with respect to pharmaceutical and retail industries; and

      o     economic and geopolitical conditions in China and elsewhere.

      In addition, a significant percentage of our operating expenses are fixed in the short term. As a result, a delay in generating or recognizing revenue for any reason could result in substantial operating losses.

      Moreover, our business is subject to seasonal variations in demand. In particular, traditional retail seasonality affects the sales of certain pharmaceuticals and other non-pharmaceutical products. Sales of our pharmaceutical products benefit in the fourth quarter from the winter cold and flu season, and are lower in the first quarter of each year because Chinese New Year falls into the first quarter of each year and our customers generally pay fewer visits to drugstores during this period. In addition, sales of some health and beauty products are driven, to some extent, by seasonal purchasing patterns and seasonal product changes. Failure to manage the increased sales effectively in the high sale season, and increases in inventory in anticipation of sales increase could have a material adverse effect on our financial condition, results of operations and cash flow.

      Many of the factors discussed above are beyond our control, making our quarterly results difficult to predict, which could cause the trading price of to decline below investor expectations. You should not rely on our operating results for prior periods as an indication of our future results.

We may not be able to manage our expansion of operations effectively and failure to do so could strain our management, operational and other resources, which could materially and adversely affect our business and growth potential.

      We have grown rapidly since our inception and we anticipate continued expansion of our business to address growth in demand for our products and services, as well as to capture new market opportunities. The continued growth of our business has resulted in, and will continue to result in, substantial demands on our management, operational and other resources. In particular, the management of our growth will require, among other things:

      o our ability to continue to identify new store locations and lease new store facilities at acceptable prices;

      o our ability to optimize product offerings and increase sales of private label products;

      o our ability to control procurement cost and optimize product pricing;

      o our ability to control operating expenses and achieve a high level of efficiency, including, in particular, our ability to manage the amount of time required to open new stores and for stores to become profitable, to maintain sufficient inventory levels and to manage warehousing, buying and distribution costs;

      o information technology system enhancement, including the installation of our ERP system;

      o     strengthening of financial and management controls;

      o     increased marketing, sales and sales support activities; and

      o hiring and training of new personnel, including in-store pharmacists and regional managers.

      If we are not able to manage our growth successfully, our business and prospects would be materially and adversely affected.

Future acquisitions are expected to be a part of our growth strategy, and could expose us to significant business risks.

      One of our strategies is to grow our business through acquisition, especially in cities where local regulations prohibit the opening of new drugstores within certain distances of an existing drugstore, and in cities that are close to our distribution centers in order to gain operational efficiencies in distribution and leverage our information technology infrastructure over a broader store base. However, we cannot assure you that we will be able to identify and secure suitable acquisition opportunities. Our ability to consummate and integrate effectively any future acquisitions on terms that are favorable to us may be limited by the number of attractive acquisition targets, internal demands on our resources and, to the extent necessary, our ability to obtain financing on satisfactory terms for larger acquisitions, if at all.

      Moreover, if an acquisition candidate is identified, the third parties with whom we seek to cooperate may not select us as a potential partner or we may not be able to enter into arrangements on commercially reasonable terms or at all. The negotiation and completion of potential acquisitions, whether or not ultimately consummated, could also require significant diversion of management's time and resources and potential disruption of our existing business. Furthermore, we cannot assure you that the expected synergies from future acquisitions will actually materialize. In addition, future acquisitions could result in the incurrence of additional indebtedness, costs, and contingent liabilities. Future acquisitions may also expose us to potential risks, including risks associated with:

      o     the integration of new operations, services and personnel;

      o     unforeseen or hidden liabilities;

      o the diversion of financial or other resources from our existing businesses;

      o our inability to generate sufficient revenue to recover costs and expenses of the acquisitions; and

      o the potential loss of, or harm to, relationships with employees or customers.

      Any of the above could significantly disrupt our ability to manage our business and materially and adversely affect our business, financial condition and results of operations.

We depend substantially on the continuing efforts of our executive officers, and our business and prospects may be severely disrupted if we lose their services.

      Our future success is dependent on the continued services of the key members of our management team. The implementation of our business strategy and our future success depend in large part on our continued ability to attract and retain highly qualified management personnel. We face competition for personnel from other drugstore chains, retail chains, supermarkets, convenience stores, pharmaceutical companies and other organizations. Competition for these individuals could cause us to offer higher compensation and other benefits in order to attract and retain them, which could materially and adversely affect our financial condition and results of operations. We may be unable to attract or retain the personnel required to achieve our business objectives and failure to do so could severely disrupt our business and prospects. The process of hiring suitably qualified personnel is also often lengthy. If our recruitment and retention efforts are unsuccessful in the future, it may be more difficult for us to execute our business strategy.

We may need additional capital and may not be able to obtain it at acceptable terms or at all, which could adversely affect our liquidity and financial position.

      We may need to raise additional funds if our expenditures exceed our current expectations due to changed business conditions or other future developments. Our future liquidity needs and other business reasons could require us to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities or securities convertible or exchangeable to our equity securities would result in additional dilution to you. The incurrence of additional indebtedness would result in increased debt service obligations and could result in operating and financing covenants that restrict our operational flexibility.

      Our ability to raise additional funds in the future is subject to a variety of uncertainties, including:

      o our future financial condition, results of operations and cash flows;

      o general market conditions for capital-raising activities by pharmaceutical companies; and

      o     economic, political and other conditions in China and elsewhere.

We may be unable to obtain additional capital in a timely manner or on commercially acceptable terms or at all. Furthermore, the terms and amount of any additional capital raised through issuances of equity securities may result in significant shareholder dilution.

Uninsured claims and litigation could adversely impact our operating results.

      Although our operating companies have insurance coverage against operating hazards, including product liability claims and personal injury claims related to our products, to the extent deemed prudent by our management and to the extent insurance is available, we cannot assure you that the nature and amount of that insurance will be sufficient to fully indemnify us against liabilities arising out of pending and future claims and litigation. This insurance has deductibles or self-insured retentions and contains certain coverage exclusions. The insurance does not cover damages from breach of contract by us or based on alleged fraud or deceptive trade practices. Insurance and customer agreements do not provide complete protection against losses and risks, and our results of operations could be adversely affected by unexpected claims not covered by insurance.

Risks Related to Our Industry

We face significant competition, and if we do not compete successfully against existing and new competitors, our revenue and profitability would be materially and adversely affected.

      The drugstore industry in China is highly competitive, and we expect competition to intensify in the future. Our primary competitors include other drugstore chains and independent drugstores. We also increasingly face competition from discount stores, convenience stores and supermarkets as we increase our offering of non-drug convenience products and services. We compete for customers and revenue primarily on the basis of store location, merchandise selection, our private label offerings, price, services that we offer and our brand name. We believe that the continued consolidation of the drugstore industry and continued new store openings by chain store operators will further increase competitive pressures in the industry. As a result, we expect to face additional competition in terms of finding suitable new store locations if we expand into these cities. Moreover, we may be subject to additional competition from new entrants to the drugstore industry in China. If the PRC government removes the barriers for the foreign companies to operate majority-owned retail drugstore business in China, we could face increased competition from foreign companies. Some of our larger competitors may enjoy competitive advantages, such as

      o     greater financial and other resources;

      o     larger variety of products;

      o     more extensive and advanced supply chain management systems;

      o     greater pricing flexibility;

      o     larger economies of scale and purchasing power;

      o     more extensive advertising and marketing efforts;

      o     greater knowledge of local market conditions;

      o     stronger brand recognition; and

      o     larger sales and distribution networks.

      As a result, we may be unable to offer products similar to, or more desirable than, those offered by our competitors, market our products as effectively as our competitors or otherwise respond successfully to competitive pressures. In addition, our competitors may be able to offer larger discounts on competing products, and we may not be able to profitably match those discounts. Furthermore, our competitors may offer products that are more attractive to our customers or that render our products uncompetitive. In addition, the timing of the introduction of competing products into the market could affect the market acceptance and market share of our products. Our failure to compete successfully could materially and adversely affect our business, financial condition, results of operation and prospects.

Changes in economic conditions and consumer confidence in China may influence the retail industry, consumer preferences and spending patterns.

      Our business and revenue growth primarily depend on the size of the retail market of pharmaceutical products in China. As a result, our revenue and profitability may be negatively affected by changes in national, regional or local economic conditions and consumer confidence in China. In particular, as we focus our expansion of retail stores in metropolitan markets, where living standards and consumer purchasing power are relatively high, we are especially susceptible to changes in economic conditions, consumer confidence and customer preferences of the Chinese population. External factors beyond our control that affect consumer confidence include unemployment rates, levels of personal disposable income, national, regional or local economic conditions and acts of war or terrorism. Changes in economic conditions and consumer confidence could adversely affect consumer preferences, purchasing power and spending patterns.

In addition, acts of war or terrorism may cause damage to our facilities, disrupt the supply of the products and services we offer in our stores or adversely impact consumer demand. Any of these factors could have a material adverse effect on our business, financial condition and results of operations.

The retail prices of some of our products are subject to control, including periodic downward adjustment, by PRC governmental authorities.

      An increasing percentage of our pharmaceutical products, primarily those included in the national and provincial Medical Insurance Catalogues, are subject to price controls in the form of fixed retail prices or retail price ceilings. In addition, the retail prices of these products are also subject to periodic downward adjustments as the PRC governmental authorities seek to make pharmaceutical products more affordable to the general public. Any future price controls or government mandated price reductions may have a material adverse affect on our financial condition and results of operations, including significantly reducing our revenue and profitability.

Our retail operations require a number of permits and licenses in order to carry on their business.

      Drugstores in China are required to obtain certain permits and licenses from various PRC governmental authorities, including GSP certification. We are also required to obtain food hygiene certificates for the distribution of nutritional supplements and food products. We cannot assure you that we have obtained or maintained all required licenses, permits and certifications to carry on our business at all times, and from time to time we may have not been in compliance with all such required licenses, permits and certifications. Moreover, these licenses, permits and certifications are subject to periodic renewal and/or reassessment by the relevant PRC governmental authorities and the standards of such renewal or reassessment may change from time to time. We intend to apply for the renewal of these licenses, permits and certifications when required by applicable laws and regulations. Any failure by us to obtain and maintain all licenses, permits and certifications necessary to carry on our business at any time could have a material adverse effect on our business, financial condition and results of operations. In addition, any inability to renew these licenses, permits and certifications could severely disrupt our business, and prevent us from continuing to carry on our business. Any changes in the standards used by governmental authorities in considering whether to renew or reassess our business licenses, permits and certifications, as well as any enactment of new regulations that may restrict the conduct of our business, may also decrease our revenue and/or increase our costs and materially reduce our profitability and prospects. Furthermore, if the interpretation or implementation of existing laws and regulations changes or new regulations come into effect requiring us to obtain any additional licenses, permits or certifications that were previously not required to operate our existing businesses, we cannot assure you that we may successfully obtain such licenses, permits or certifications.

The continued penetration of counterfeit products into the retail market in China may damage our brand and reputation and have a material adverse effect on our business, financial condition, results of operations and prospects.

      There has been continued penetration of counterfeit products into the pharmaceutical retail market in China. Counterfeit products are generally sold at lower prices than the authentic products due to their low production costs, and in some cases are very similar in appearance to the authentic products. Counterfeit pharmaceuticals may or may not have the same chemical content as their authentic counterparts, and are typically manufactured without proper licenses or approvals as well as fraudulently mislabeled with respect to their content and/or manufacturer. Although the PRC government has been increasingly active in combating counterfeit pharmaceutical and other products, there is not yet an effective counterfeit pharmaceutical product regulation control and enforcement system in China. Although we have implemented a series of quality control procedures in our procurement process, we cannot assure you that we would not be selling counterfeit pharmaceutical products inadvertently. Any unintentional sale of counterfeit products may subject us to negative publicities, fines and other administrative penalties or even result in litigation against us. Moreover, the continued proliferation of counterfeit products and other products in recent years may reinforce the negative image of retailers among consumers in China, and may severely harm the reputation and brand name of companies like us. The continued proliferation of counterfeit products in China could have a material adverse effect on our business, financial condition, results of operations and prospects.

Risks Related to Our Corporate Structure

Transactions among our affiliates are subject to scrutiny by the PRC tax authorities and a finding that we or any of our consolidated entities owe additional taxes could have a material adverse impact on our net income and the value of an investment in our common stock.

      Under PRC law, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. If any of the transactions we have entered into among our consolidated entities are challenged by the PRC tax authorities to be not on an arm's-length basis, or to result in an unreasonable reduction in our PRC tax obligations, the PRC tax authorities have the authority to disallow our tax deduction claims, adjust the profits and losses of our respective PRC consolidated entities and assess late payment fees and other penalties. Our net income may be materially reduced if our tax liabilities increase or if we are otherwise assessed late payment fees or other penalties.

Risks Related to Doing Business in China

Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and materially and adversely affect our competitive position.

      All of our business operations are conducted in China and all of our sales are made in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The Chinese economy differs from the economies of most developed countries in many respects, including:

      o     the degree of government involvement;

      o     the level of development;

      o     the growth rate;

      o     the control of foreign exchange;

      o     access to financing; and

      o     the allocation of resources.

      While the Chinese economy has grown significantly in the past 25 years, the growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall Chinese economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be materially and adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.

      The Chinese economy has been transitioning from a planned economy to a more market-oriented economy. Although the PRC government has in recent years implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of the productive assets in China is still owned by the PRC government. The continued control of these assets and other aspects of the national economy by the PRC government could materially and adversely affect our business. The PRC government also exercises significant control over China's economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Since late 2003, the PRC government implemented a number of measures, such as raising bank reserves against deposit rates to place additional limitations on the ability of commercial banks to make loans and raise interest rates, in order to decrease the growth rate of specific segments of China's economy which it believed to be overheating. These actions, as well as future actions and policies of the PRC government, could materially affect our liquidity and access to capital and our ability to operate our business.

Uncertainties with respect to the PRC legal system could limit the protections available to you and us.

      The PRC legal system is a civil law system based on written statutes. Unlike in the common law system, prior court decisions may be cited for reference but have limited precedential value. Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. We conduct all of our business through our consolidated entities established in China. These entities are generally subject to laws and regulations applicable to foreign investment in China and, in particular, laws applicable to wholly foreign-owned enterprises. However, since many laws, rules and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to us. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of Chinese administrative and court proceedings and the level of legal protection we enjoy in China than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into with our business partners, customers and suppliers. In addition, such uncertainties, including the inability to enforce our contracts, could materially and adversely affect our business and operations. Furthermore, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the PRC legal system, particularly with regard to the Chinese pharmaceutical industry and retail industry, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us and other foreign investors, including you. In addition, any litigation in China may be protracted and result in substantial costs and diversion of our resources and management attention.

Fluctuation in the exchange rates of the Renminbi may have a material adverse effect on your investment.

      The exchange rates between the Renminbi and the U.S. dollar, Euro and other foreign currencies is affected by, among other things, changes in China's political and economic conditions. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of foreign currencies.

      There remains significant international pressure on the PRC government to adopt a more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar. In addition, appreciation or depreciation in the value of the Renminbi relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business, financial condition and results of operations.

Since the operations of our operating companies are conducted in China, we may encounter risks specific to companies whose operations are in China.

      Since the operations of our operating companies are conducted in China, we may encounter risks specific to companies whose operations are in China. China could experience slower economic growth or economic, social and/or political instability in the future. As such, we will be exposed to risks that could negatively impact our future results of operations which include, but are not limited to:

      o     tariffs and trade barriers;

      o     regulations related to customs and import/export matters;

      o tax issues, such as tax law changes and variations in tax laws as compared to the U.S.;

      o     longer payment cycles;

      o     cultural and language differences;

      o     foreign exchange controls;

      o     restrictions on access to markets;

      o     lack of developed infrastructure;

      o     inflation;

      o changes in and the burdens and costs of compliance with a variety of foreign laws and regulations, including tax laws, accounting standards, environmental laws and occupational health and safety laws;

      o     restrictions on transfer of funds;

      o crime, strikes, riots, civil disturbances, terrorist attacks and wars;

      o     deterioration of political relations with the United States; and

      o other adverse changes in policies, including monetary (including, without limitation, local interest rates), tax and/or lending policies, encouraging foreign investment or foreign trade by our host countries.

The occurrence of any of these conditions could disrupt or terminate our operations, causing our operations to be curtailed or terminated in these areas or our operations to decline and could cause us to incur additional costs.

Our business will be subject to foreign currency risks.

      Since our operations are in China, our business will be subject to foreign currency risks. These risks include:

      o     difficulty in converting local currencies to U.S. dollars; and

      o the market for conversion of local currency into other currencies may deteriorate or cease to exist.

      Fluctuation in exchange rates can therefore give rise to foreign exchange exposures, which may adversely impact our results of operations.

Uninsured claims and litigation could adversely impact our operating results.

      Although our operating companies have insurance coverage against operating hazards, including product liability claims and personal injury claims related to our products, to the extent deemed prudent by our management and to the extent insurance is available, we cannot assure you that the nature and amount of that insurance will be sufficient to fully indemnify us against liabilities arising out of pending and future claims and litigation. This insurance has deductibles or self-insured retentions and contains certain coverage exclusions. The insurance does not cover damages from breach of contract by us or based on alleged fraud or deceptive trade practices. Insurance and customer agreements do not provide complete protection against losses and risks, and our results of operations could be adversely affected by unexpected claims not covered by insurance.

Since our directors and officers reside outside the United States and all of our assets are located outside the United States, investors may not be able to enforce federal securities laws or their other legal rights against our officers and directors.

      Our directors and officers reside outside of the United States and all of our assets are located outside of the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors and officers under United States laws.

Because service and enforcement of legal process against our executive officers and directors is uncertain, investors may not be able to obtain or collect upon a judgment against such individuals.

      Service of process upon individuals or firms which are not resident in the U.S. may be difficult to obtain within the U.S. Our directors and officers reside outside of the U.S. Furthermore, since all of the assets of our operating subsidiaries and our directors and officers are located outside the U.S., any judgment obtained in the U.S. against us or such persons may not be collectible within the U.S. None of our officers or directors has consented to service of process in the U.S. or to the jurisdiction of any U.S. Court.

      There is substantial doubt as to the enforceability of civil liabilities under the Securities Act or the Exchange Act in original actions instituted in China.

Risks Relating to our Common Stock and our Status as a Public Company

Our management is not familiar with the United States securities laws.

      Our management and the former owners of the businesses we acquire are generally unfamiliar with the requirements of the United States securities laws and may not appreciate the need to devote the resources necessary to comply with such laws. A failure to adequately respond to applicable securities laws could lead to investigations by the Securities and Exchange Commission and other regulatory authorities that could be costly, divert management's attention and disrupt our business.

Control by principal owners of the common stock.

      Yanhua Han, our Chairman of the Board and one of the CNPH Shareholders, beneficially owns 29.75% of the outstanding shares of our common stock. In addition, other beneficial owners of more than 5% of our common stock in the aggregate own 34% of our common stock. As a result of this concentration of ownership, you and our other stockholders, acting alone, do not have the ability to determine the outcome of matters requiring stockholder approval, including the election of our directors or significant corporate transactions. In addition, this concentration of ownership, which is not subject to any voting restrictions, may discourage or thwart efforts by third parties to take-over or effect a change in control of our company that may be desirable for you and are other stockholders, and may limit the price that investors are willing to pay for our common stock.

We will continue to incur significant costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance requirements.

      As a public company we incur significant legal, accounting and other expenses under the Sarbanes-Oxley Act of 2002, together with rules implemented by the Securities and Exchange Commission and applicable market regulators. These rules impose various requirements on public companies, including requiring certain corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these new compliance requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

      In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure controls and procedures. In particular, we must perform system and process evaluations and testing of our internal controls over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Compliance with Section 404 may require that we incur substantial accounting expenses and expend significant management efforts. If we are not able to comply with the requirements of Section 404 in a timely manner, or if our accountants later identify deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations by the SEC or other applicable regulatory authorities.

We anticipate that for the foreseeable future, our common stock will be continue to be quoted on the OTC Bulletin Board, which will limit the liquidity and price of our common stock more than if it was were quoted or listed on a national exchange.

      We anticipate that for the foreseeable future, our common stock will continue to be traded in the over-the-counter market on the OTC Bulletin Board, a FINRA-sponsored and operated inter-dealer automated quotation system for equity securities. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on a national exchange. Lack of liquidity will limit the price at which you may be able to sell our securities or your ability to sell our securities at all.

Trading in our shares of common stock is limited, and will not improve unless we increase our sales, become profitable and secure more active market makers.

      There is a limited trading market for our common stock. There can be no assurance that a regular trading market for our securities will continue to develop or that it will be sustained. The trading price of our securities could be subject to wide fluctuations, in response to quarterly variations in our operating results, announcements by us or others, developments affecting us, and other events or factors. In addition, the stock market has experienced extreme price and volume fluctuations in recent years. These fluctuations have had a substantial effect on the market prices for many companies, often unrelated to the operating performance of such companies, and may adversely affect the market prices of the securities Such risks could have an adverse affect on the stock's future liquidity.

Upon shareholder approval of an amendment to our Articles of incorporation authorizing the issuance of 10 million shares of "blank-check" preferred stock, our Board of Directors will have authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stock holders and with the ability to adversely affect stockholder voting power and perpetuate the board's control over the Company.

      Our Board of Directors has adopted an amendment to our Articles of Incorporation which, subject to shareholder approval, authorizes the issuance by resolution of our Board of Directors of up to 10 million shares of preferred stock in one or more series with such limitations and restrictions as it may determine, in its sole discretion, with no further authorization by security holders required for the issuance thereof. The Board may determine the specific terms of the preferred stock, including: designations; preferences; conversion rights; cumulative, relative; participating; and optional or other rights, including: voting rights; qualifications; limitations; or restrictions of the preferred stock.

      The issuance of preferred stock may adversely affect the voting power and other rights of the holders of common stock. Preferred stock may be issued quickly with terms calculated to discourage, make more difficult, delay or prevent a change in control of our company or make removal of management more difficult. As a result, the Board of Directors' ability to issue preferred stock may discourage the potential hostile acquirer, possibly resulting in beneficial negotiations. Negotiating with an unfriendly acquirer may result in terms more favorable to us and our stockholders. Conversely, the issuance of preferred stock may adversely affect any market price of, and the voting and other rights of the holders of the common stock.

      We may, in the future, issue additional shares of our common stock, which would reduce investors' percent of ownership and may dilute our share value.

      Our Articles of Incorporation authorizes the issuance of 50 million shares of common stock, all of which have been issued and are outstanding. Our Board of Directors has adopted an amendment to our Articles of Incorporation, subject to shareholder approval, which will increase the number of authorized shares of common stock to 150 million. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

      C.    Description of Property

      HERB's headquarters are located in China at Unit - Tonghua Huachen Herbal Planting Co. Ltd, New Agriculture Development Park, Daquan Village, Tonghua County, Jilin Province, P.R. China. HERB signed two leases regarding rent the lands to planting.

      The terms of one lease is about the lands with approximately 164.74 acres (1,000 Chinese Acres) owned by Tonghua County Manchu Nationality Korean National Minority Town New Agriculture Village. The lease has a maturity of 25 years starting from January 2008 and expires on January 2033. The annual rent for the land is RMB 1,400 per Chinese Acre per year and the price will not fluctuated with the market price. The total rent of the 164.74 acres (1,000 Chinese Acres) land for 25 years is RMB 35 million. HERB paid RMB 1.4 million in turn to the land owner before June 2008. Starting from 2009, the payment time is once every eight years. HERB needs to pay RMB 11.2 million in turn to the land owner before June 2009; pay RMB 11.2 million in turn to the land owner before June 2017 and the other RMB 11.2 million in turn to the land owner before June 2025.

      The terms of another lease is about the lands with approximately 329.47 acres (2,000 Chinese Acres) owned by Tonghua County Manchu Nationality Korean National Minority Town New Agriculture Village. The lease has a maturity of 30 years starting from January 2003 and expires on January 2033. The annual rent for the land is RMB 1,400 per Chinese Acre per year and the price will not fluctuated with the market price. The total rent of the 329.47 acres (2,000 Chinese Acres) land for 30 years is RMB 84 million and the payment time is once every eight years. HERB paid RMB 22.4 million in turn to the land owner before June 2003. HERB needs to pay RMB 22.4 million in turn to the land owner before June 2011; pay RMB 22.4 million in turn to the land owner before June 2019 and the other RMB 16.8 million in turn to the land owner before June 2027.

      PHARMACY's headquarters are located in China at No 2299, Tuanjie Road, Kuaidamao Town, Tonghua County, Jilin Province. The offices are leased from Huachen Pharmaceutical Company Limited ("Huachen") with an area of approximately 2152.78 square feet (200 square meters). Huachen does not charge PHARMACY any rent.

      PHARMACY leases the warehouse with approximately 2,495 square meters in the one to two floor of the house located at No. 529, Heping Road, Tonghua City owned by Haili Sun, The lease has a maturity of 3 years starting from January 1, 2007 and expires on December 31, 2009. The annual rent for the land is RMB 300,000 and the rent could be negotiable according to the market price.

      D. Management's Discussion and Analysis of Financial Condition and Results of Operations

      Forward Looking Statements

      The information in this discussion contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve risks and uncertainties, including statements regarding the Registrant's capital needs, business strategy and expectations. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. Actual events or results may differ materially from the forward looking statements contained herein. The Registrant disclaims any obligation to publicly update these statements, or disclose any difference between its actual results and those reflected in these statements.

      On May 7, 2009, Domain Registration, Corp., the Registrant, acquired China Northern Pharmacy Holding Group Limited, a British Virgin Islands corporation, or CNPH, upon consummation of the merger of the Registrant's newly-formed wholly-owned subsidiary, DOMR Merger Sub, Inc., or Merger Sub, with and into CNPH, with CNPH as the surviving corporation (the "Merger"), pursuant to an Agreement and Plan of Merger dated April 30, 2009 by and among the Registrant, Merger Sub, CNPH, Li Yang, Yanhua Han, Hong Lin, Zuzhuan Xu, Chunrong Xiong, Giant Fortune Investment Management Limited, Enhanced Way Investments Limited, Power Step Investments Limited, Talent Peak Limited and Top Goal Technology Limited.

      CNPH is a holding company that acquired all of the outstanding stock of China Northern Pharmacy Holding Group Limited in Hong Kong, or CNPH HK, on November 25, 2008. CNPH HK, a Hong Kong corporation, is a holding company that acquired all of outstanding stock of Tonghua Huachen Herbal Planting Company Limited, or HERB, and Tonghua Shengantang Medical & Pharmacy Company Limited, or PHARMACY, on November 21, 2008. Li Yang, Yanhua Han, Hong Lin, Zuzhuan Xu, Chunrong Xiong, Giant Fortune Investment Management Limited, Enhanced Way Investments Limited, Power Step Investments Limited, Talent Peak Limited and Top Goal Technology Limited are CNPH's shareholders, or the CNPH Shareholders. In addition, Li Yang is the sole director of CNPH.

      HERB is engaged in planting, processing and selling herbs in the People's Republic of China, or the PRC or China. HERB owns 100 percent of the equity interests of Tonghua Huachen Pharmaceutical Company Limited, or Huachen, a large-scale high-tech manufacturing enterprise which is engaged in the production and sale of herbal products. Huachen has a sales network covering 28 provinces and cities in the PRC and distributes products throughout the PRC.

      PHARMACY is engaged in drug logistics and distribution in China through a chain of pharmacy stores. PHARMACY owns 100 percent of the equity interests of Yunnan Silin Pharmaceutical Company Limited, or SILIN, which is engaged in the wholesale distribution of medicine products, chemical agents, antibiotics, biochemistry drugs and biological preparations to hospitals and pharmacy stores. SILIN has a sales network that covers the entire Yunnan Province and Shanghai and Zhejiang areas, and a distribution network for prepared Chinese medicines that covers Northeast and Southwest China.

      These companies were established or acquired by CNPH as part of CNPH's strategy to build a nationwide pharmaceutical industry chain from planting and manufacturing to retail and distribution in China.

      Pursuant to the terms of the Merger Agreement, in exchange for their shares in CNPH, the CNPH Shareholders received an aggregate of 42,500,000 shares of the Registrant's common stock, to be divided proportionally among the CNPH Shareholders in accordance with their respective ownership interests in CNPH.

      As a result of the Merger, CNPH became a wholly-owned subsidiary of the Registrant, with the Shareholders of CNPH acquiring approximately 85% of the issued and outstanding stock of the Registrant, effectively obtaining operational and management control of the Registrant.

      For accounting purposes, the Merger has been accounted for as a reverse acquisition under the purchase method for business combinations, and accordingly the transaction has been treated as a recapitalization of CNPH, with Merger Sub as the acquirer. Consequently, the historical financial statements of CNPH are now the historical financial statements of the Registrant. The financial statements of CNPH are set forth in Item 9.01 (a) of this report. Pro forma information is only presented for the balance sheet, as on the date of the Merger Agreement, the Registrant was considered a public shell and accordingly, the transaction was not considered a business combination. For pro forma financial information see Item 9.01 (b) of this report.

      The following discussion and analysis of the consolidated financial condition and results of operations should be read in conjunction with the consolidated financial statements and related notes of China Northern Pharmacy Holding Group Limited, appearing elsewhere in this report. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under "Risk Factors" and elsewhere in this report.

      As a result of the above transactions, the Registrant ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act. See Item
5.06 of this Current Report.

      As a result of the Merger and subject to shareholder approval of the amendments to the Registrant's Articles of Incorporation, which include an amendment to change the name of the Registrant to BioPharm Asia Inc., the organizational structure of the Registrant is as follows:

                               BioPharm Asia Inc.
                      (formerly Domain Registration, Corp.)
                                      |
                                      | 100%
                                      |
               China Northern Pharmacy Holding Group Limited (BVI)
                                      |
                                      | 100%
                                      |
               China Northern Pharmacy Holding Group Limited in HK
                                      |
                                      |         (Abroad)
--------------------------------------------------------------------------------
                                      |         (Domestic)
                           -------------------
                           |                  |
                      100% |                  | 100%
                           |                  |
Tonghua Huachen Herbal Planting         Tonghua Shengantang Medical &
Company Limited                         Pharmacy Company Limited
                           |                  |
                           |                  |
                      100% |                  | 100%
                           |                  |
Tonghua Huachen Pharmaceutical          Yunnan Silin Pharmaceutical
Company Limited                         Company Limited

Results of Operations

The following table sets forth, for the periods indicated, certain components of our statements of operations:

                                                             2008             2007             Percent Change
                                                             ----             ----             --------------
Revenue                                                   $90,855,824       $52,644,316             72.58%

Cost of sales                                             $63,736,807       $38,951,833             63.63%

Gross profit                                              $27,119,017       $13,692,483             98.06%

Selling, general and administrative expenses              $ 8,187,197       $ 5,134,330             59.46%

Income from operations                                    $18,931,820       $ 8,558,153            121.21%

Net income                                                $14,427,757       $ 5,508,407            161.92%

Unrealized foreign currency translation gains             $ 1,251,323       $   875,685             42.90%

Total comprehensive income                                $15,679,080       $ 6,384,092            145.60%

Accounts receivable                                       $14,937,074       $13,323,546             12.11%

Inventory                                                 $ 7,908,494       $ 6,448,036             22.65%

Net cash provided by operating activities                 $13,590,668       $(1,474,496)         -1021.72%
Net cash used in investing activities                     $(4,031,909)      $  (245,106)          1544.97%
Net cash provided by (used in) financing activities       $(8,322,325)      $ 3,420,321           -343.32%

Comparison of the Year Ended December 31, 2008 and 2007

Net revenue

Net revenue for the year ended December 31, 2008, was $90,855,824, an increase of 72.58% as compared with the net revenue of $52,644,316 in the same period ended December 31, 2007. The increase resulted primarily from higher production capacity as a result of strengthened internal control and the acquisitions by PHARMACY of many chain stores, as well as the nature growth of Huachen. Further, the Chinese currency (Renminbi Yuan) has been appreciating against the U.S. dollar, leading to an increase in net revenue as reported in U.S. dollars.

Cost of sales

Cost of sales increased to $63,736,807 for the year ended December 31, 2008, representing a 63.63% increase as compared with $38,951,833 for the same period of 2007. This increase is due primarily to the increase of sales, with the increase in cost of sales roughly in line with the increase in sales.

Gross profit

Gross profit increased by 98.06% to $27,119,017 for the year ended December 31, 2008, as compared to $13,692,483 for the year ended December 31, 2007. Our gross profit margin increased by 3.84% from 26.01% as of the year ended December 31, 2007 to 29.85% as of the same period of 2008, mainly due to our efforts to implement of stringent cost control and price reductions in raw material costs. Furthermore, the increase in our net revenue was greater than the increase in related cost of sales, resulting in an overall increase in gross profit.

Selling, general and administrative expenses

Selling, general and administrative expenses were $8,187,197 for the year ended December 31, 2008, an increase of 59.46% as compared to $5,134,330 for the same period of 2007. This increase was due primarily to the efforts and expenses required to expand our production capacity and market position and to maintain and market the brand name of PHARMACY, offset by realized foreign currency gains.

Income from operations

Operating income increased by 121.21% to $18,931,820 for the year ended December 31, 2008, as compared with $8,558,153 for the year ended December 31, 2007. The increase was primarily a result of higher net revenue generated and the relatively lower cost of net revenue and the increase on production capacity and sales growth.

Net income

Net income was $14,427,757 for the year ended December 31, 2008, an increase of 161.92% from $5,508,407 for the same period of 2007. This increase is primarily attributable to the cumulative effect of the reasons discussed above. Our net profit margin increased by 5.42 % from 10.46% as of the year ended December 31, 2007 to 15.88% as of the fiscal year ended December 31, 2008. This increase was primarily attributable to the increase of gross profit margin.

Unrealized foreign currency translation gains

Unrealized foreign currency translation gains related to comprehensive income was $1,251,323 for the year ended December 31, 2008, an increase of 42.90% as compared to $875,685 for the year ended December 31, 2007. The unrealized foreign currency translation gains were primarily attributable to the higher appreciation of the RMB in fiscal year 2008.

Total comprehensive income

Total comprehensive income was $15,679,080 for the year ended December 31, 2008, an increase of $9,294,988 or 145.60% as compared to $6,384,092 for the year ended December 31, 2007. The increase resulted primarily from the increase in net income and foreign currency translation adjustment.

Accounts receivable

Accounts receivable increased by 12.11% to $14,937,074 as of December 31, 2008, compared with $13,323,546 as of December 31, 2007. This increase in accounts receivable was primarily attributable to the increase of net revenue.

Inventory

Inventory consists of raw materials, works in progress, and finished goods as of December 31, 2008. The recorded value of our inventory increased 22.65% to $7,908,494 from $6,448,036 as of December 31, 2008. This increase is mainly due to the increase in sales.

Liquidity and Capital Resources

Overview

Our short to mid-term strategic plan is to focus on Chinese domestic market expansion. Our long-term strategic goal is to expand its market to overseas countries.

We may issue additional shares of its capital stock to raise additional cash for working capital during the next twelve months. Working capital will be used for expanding the Chinese domestic market by establishing more sales points or owned chain stores in eastern China, hiring more sales persons, and expanding current distribution channels.

Working capital

We had net working capital of $18,275,587 at December 31, 2008, an increase of $10,948,329 over a net working capital of $7,327,258 at December 31, 2007.

Cash and cash equivalent

Our cash and cash equivalents were $4,213,762 at the beginning of the year ended December 31, 2008, and increased to $5,869,607 by the end of such period, an increase of $1,236,434 or 29.34% before the effect of exchange rate changes on cash. The net change in cash and cash equivalents represented an increase of 76.88% or $1,700,719 from $2,212,303 for the comparable period in 2007. The increase was primarily attributable to the increase in monetary funds as a result of higher net revenue in 2008 and timely collections.

Net cash provided by (used in) operating activities

Net cash provided by operating activities was $13,590,668 for the year ended December 31, 2008, an increase of $ 15,065,164 or 1021.72% from $(1,474,496) for the comparable period in 2007. The increase was primarily attributable to the increase of net revenue and timely collections.

Net cash used in investing activities

Net cash used in investing activities was $(4,031,909) for the year ended December 31, 2008, an increase of $3,786,803 or 1544.97% from $(245,106) for the comparable period in 2007. The increase was primarily attributable to increased due to shareholders.

Net cash provided by (used in) financing activities

Net cash used in financing activities was $(8,322,325) for the year ended December 31, 2008, compared to net cash provided in financing activities $3,420,321 for the same period in 2007. The difference was primarily attributable to dividends paid to shareholders and return of loans from shareholders.

Seasonality

HERB's business is subject to seasonal variations in demand. HERB typically benefits during Autumn, starting from September until the Winter cold season, which is the harvest season for herbal plants.

Huachen typically benefits in Spring and Autumn. Demand is lower in the first quarter of each year because our customers generally pay fewer visits to drugstores during the Chinese New Year which occurs during that period. Sales also are lower in Summer from July to August.

PHARMACY normally does not have seasonality since it offers a variety of products from pharmaceutical products to personal care products.

Inflation

In recent years, China has not experienced significant inflation, and thus inflation has not had a material impact on our results of operations. According to the PRC National Bureau of Statistics, the change in Consumer Price Index in China was 1.8%, 1.5%, 4.8% and 7.0% in 2005, 2006, 2007 and 2008, respectively.

Critical Accounting Estimates

CNPH's consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP") and this requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the related disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. CNPH bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results may differ significantly from these estimates under different assumptions or conditions.

Significant estimates in 2008 and 2007 include:

Allowance for doubtful accounts

The allowance we maintain for doubtful accounts is estimated as $417,029 and $390,196 for years ended December 31, 2008 and 2007 respectively. In evaluating the collectability of individual receivable balances, we considers many factors, including the age of the balance, customer's historical payment history, its current credit-worthiness and current economic trends. If any of the factors were turning negative towards the collectability of the receivable balance than expected, we may increase the allowance for doubtful accounts, which will lead to a decreased accounts receivable.

Allowance for obsolete inventory

If inventory costs exceed expected market value due to obsolescence or quantities in excess of expected demand, we will record reserves for the difference between the cost and the market value. These reserves are recorded based on estimates and reflected in cost of sales. If appearance of new generation products in the market were more rapidly than anticipated or quantities were far excess of expected demand, we may increase the reserve, which will lead to an decreased inventory. There is no allowance at December 31, 2008 and 2007.

Useful life of property and equipment

We amortize our long-lived assets using the straight-line method over the estimated useful lives of the assets. We make estimates of the useful lives of property and equipment, in order to determine the amount of depreciation expenses to be recorded during any reporting period. We amortize our land use rights over 50 years, buildings over 20 years, machinery over 10 years and motor vehicles and other equipment over five year term. We estimate the useful lives of our other property and equipment at the time we acquire the assets based on our historical experience with similar assets as well as anticipated technological and other changes. If technological changes were to occur more rapidly than anticipated or in a different form than anticipated, we may shorten the useful lives assigned to these assets as appropriate, which will result in the recognition of increased depreciation and amortization expense in future periods. There has been no change to the estimated useful lives in 2008 and 2007

Intangible assets

Our intangible assets represent manufacturing right, license fees (medicine patent) and accounting system software. Amortization expense of the intangible assets amounted to $56,191 and $52,569 for the year ended December 31, 2008 and 2007.

Long-term deferred expenses

We lease lands as long-term leasing capital and using the interest rates in the years that the contracts were signed as the discount rate to generate the present value of the assets. It is under US GAAP regulation that the land will not be revaluated in the future.

Accruals for taxes due.

There is a temporary difference between the taxable net income and the financial net income, which result in a deferred tax asset for 2007. For conservative reasons, we put 100% allowance for the deferred tax assets.

When reading our financial statements, you should consider: (i) our critical accounting estimates; (ii) the judgment and other uncertainties affecting the application of such estimates; and (iii) the sensitivity of reported results to changes in conditions and assumptions.

Recently Issued Accounting Pronouncements

In February 2007, the Financial Accounting Standards Board ("FASB") issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115". SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. This Statement applies to all entities, including not-for-profit organizations. SFAS No. 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2008. Adoption of SFAS No. 159 has a minor impact on the consolidated financial statements as of December 31, 2008.

In December 2007, the FASB issued SFAS No. 160, Non controlling Interests in Consolidated Financial Statements--An Amendment of ARB No. 51. SFAS No. 160 establishes new accounting and reporting standards for the non controlling interest in a subsidiary and for the deconsolidation of a subsidiary. Among other matters, it also requires the recognition of a non controlling interest (sometimes called "minority interest") as equity in the consolidated financial statements and separate from the parent's equity. The amount of net income attributable to the non controlling interest will be included in consolidated net income on the face of the income statement. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. We do not expect the adoption of this statement to have a material effect on our financial position or results of operations.

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), "Business Combinations" ("SFAS No. 141R"), which replaces SFAS No. 141 and establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquire. SFAS 141R also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Early adoption of FAS 141R is prohibited. The Company is currently evaluating the impact, if any, of adopting FAS 141R on its financial position and results of operations.

In December 2007, the FASB issued SFAS No. 160, "Non-controlling Interests in Consolidated Financial Statements" ("SFAS 160") which amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. In addition to the amendments to ARB 51, this Statement amends FASB Statement No. 128, Earnings per Share; so that earnings-per-share data will continue to be calculated the same way those data were calculated before this Statement was issued. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company is currently evaluating the impact, if any, of adopting FAS 160 on its financial position and results of operations.

In March 2008, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 161, "Disclosures about Derivative Instruments and Hedging Activities" (FAS 161). FAS 161 required qualitative disclosures about the objectives and strategies of derivative instruments, quantitative disclosures about the fair value amounts of and gains and losses on derivative instruments, and disclosures of credit-risk-related contingent features in hedging activities. FAS 161 is effective for fiscal years beginning after November 15, 2008 and will be effective for the Company in fiscal year 2010. Early adoption is prohibited; however, presentation and disclosure requirements must be retrospectively applied to comparative financial statements. The Company has not yet determined the effect, if any, that the adoption of this standard will have on its financial position or results of operations.

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB Statement No. 133". SFAS No. 161 amends and expands disclosures about derivative instruments and hedging activities. SFAS required qualitative disclosures about the objectives and strategies of derivative instruments, quantitative disclosures about the fair values of derivative instruments and gains and losses on derivative instruments in a tabular format. It also requires disclosure of derivative features that are credit risk-related and cross-referencing within footnotes to enable financial statement users to locate important information about derivative instruments. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods after November 15, 2008 and will be effective for the Company in fiscal year 2010. Early adoption is prohibited; however, presentation and disclosure requirements must be retrospectively applied to comparative financial statements. The Company has not yet determine the effect, if any, that the adoption of this standard will have on its financial position or results of operations.

In April 2008, the FASB issued FASB Staff Position FSP No. 142-3, "Determination of the Useful Life of Intangible Assets". FSP No. 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets. FSP No. 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company has not determined the impact on its financial statements of this accounting standard.

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles". SFAS No. 162 improves financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles for non governmental entities. SFAS No. 162 is effective sixty days following the SEC's approval of the Public Company Accounting Oversight Board auditing amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. The Company is evaluating the impact of SFAS No. 162.

In May 2008, the FASB issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts - an interpretation of FASB Statement No. 60." SFAS 163 requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. SFAS 163 will be effective for financial statements issued for fiscal years beginning after December 15, 2008. The Company does not expect the adoption of SFAS 163 will have a material impact on its financial condition or results of operation.

In June 2008, the FASB ratified EITF 07-5, "Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity's Own Stock". EITF 07-5 addresses how an entity should evaluate whether an instrument or embedded feature is indexed to its own stock, carrying forward the guidance in EITF 01-6 and superseding EITF 01-6. Other issues addressed in EITF 07-5 include addressing situations where the currency of the linked instrument differs from the host instrument and how to account for market-based employee stock options. EITF 07-5 is effective for fiscal years beginning after December 15, 2008 and early adoption is not permitted. The Company has evaluated this statement and estimated that it is not expected to have an impact on its financial position and results of operations.

In June 2008, the FASB issued FASB Staff Position ("FSP") No. EITF 03-6-1, "Determining Whether Instruments Granted in Share-based Payment Transactions are Participating Securities" to address the question of whether instruments granted in share-based payment transactions are participating securities prior to vesting. The FSP determines that unvested share-based payment awards that contain non forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method. EITF 03-6-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008. All prior-period earnings per share data presented shall be adjusted retrospectively (including interim financial statements, summaries of earnings, and selected financial data) to conform to the provisions of EITF 03-6-1. Early application is not permitted. The Company is evaluating the impact of EITF 03-6-1.

On October 10, 2008, the FASB issued FSP 157-3, "Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active," which clarifies the application of SFAS 157 in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. FSP 157-3 became effective on October 10, 2008, and its adoption did not have a material impact on our financial position or results.

In January 2009, the FASB issued FSP EITF 99-20-1, "Amendments to the Impairment Guidance of EITF Issue No. 99 - Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets". FSP EITF 99-20-1 changes the impairment model included within EITF 99-20 to be more consistent with the impairment model of SFAS No. 115. FSP EITF 99-20-1 achieves this by amending the impairment model in EITF 99-20 to remove its exclusive reliance on "market participant" estimates of future cash flows used in determining fair value. Changing the cash flows used to analyze other-than-temporary impairment from the "market participant" view to a holder's estimate of whether there has been a "probable" adverse change in estimated cash flows allows companies to apply reasonable judgment in assessing whether an other-than-temporary impairment has occurred. The adoption of FSP EITF 99-20-1 did not have a material impact on our consolidated financial statements.

Rider 45.

      E.    Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth, as of May 7, 2009, the number of shares of the Registrant's common stock beneficially owned after giving effect to the Merger by (i) each person or entity known to the Registrant to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each director and officer of the Registrant, and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by the Registrant's principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date of this report have been exercised. Except as noted below, each person has sole voting and investment power. As of May 7, 2009, all 50 million shares of the authorized common stock of the Registrant were outstanding.

----------------------------------------------------------------- ------------------------- ----------------------
                                                                    Amount and Nature of    Percentage of Common
              Name and Address of Beneficial Owner                  Beneficial Ownership            Stock
----------------------------------------------------------------- ------------------------- ----------------------
Directors and Officers:
----------------------------------------------------------------- ------------------------- ----------------------
                                                                         14,875,000                29.75%
Yanhua Han (1)
----------------------------------------------------------------- ------------------------- ----------------------
                                                                            None                     --
Yunlu Yin    (1)
----------------------------------------------------------------- ------------------------- ----------------------
                                                                            None                     --
Ziqiang Guo (1)
----------------------------------------------------------------- ------------------------- ----------------------
Chunhua Yang (2)                                                         1,000,000                  2.00%
----------------------------------------------------------------- ------------------------- ----------------------
All directors and executive officers as a group (1 person)               15.875,000                31.75%
----------------------------------------------------------------- ------------------------- ----------------------
Other Beneficial Owners of More than 5% of Outstanding Shares:
----------------------------------------------------------------- ------------------------- ----------------------
Giant Fortune Investment Management Limited (1)                          4,250,000                  8.50%
----------------------------------------------------------------- ------------------------- ----------------------
Enhanced Way Investments Limited (1)                                     4,250,000                  8.50%
----------------------------------------------------------------- ------------------------- ----------------------
Power Step Investments Limited (1)                                       4,250,000                  8.50%
----------------------------------------------------------------- ------------------------- ----------------------
Talent Peak Limited (1)                                                  4,250,000                  8.50%
----------------------------------------------------------------- ------------------------- ----------------------

      (1) The address for this shareholder is c/o: New Agriculture Development Park, Unit - Tonghua Huachen Herbal Planting Co. Ltd, Daquan Village, Tonghua County, Jilin Province, P.R. China 134100.

      (2) The address for Chunhua Yang is c/o Domain Registration,Corp., Shennan Zhong Road, PO Box 031-088, Shenzhen, China 518000. Chunhua Yang is the indirect owner of 1,000,000 shares of the Registrant's common stock by reason of her control of Max Time Enterprises Limited., a company of which she is President and CEO.

      Change in Control Arrangements

      As a result of the Merger Transaction, Yanhua Han, a Director (Chairman of the Board) and one of the CNPH Shareholders, owns beneficially 14,875,000 shares, representing approximately 29.75%, of the Registrant's outstanding common stock, and is the largest shareholder of the Registrant.

      F.    Directors and Executive Officers, Promoters and Control Persons

Our executive officers and directors are:

Name            Age          Position
----            ---          --------

Yanhua Han      54           Director (Chairman of the Board)
Yunlu Yin       43           President and Chief Executive Officer
Ziqiang Guo     37           Chief Financial Officer
Chunhua Yang    41           Director

      Yanhua Han was elected as a Director (Chairman of the Board) of the Registrant on May 7, 2009. Mr. Han has served as Chairman of Tonghua Huachen Pharmaceutical Company Limited and as the Political Consultative Conference permanent committee member of Tonghua City since 2000. From 1997 to 2000, Mr. Han served as factory manager of Tonghua Huachen Pharmaceutical Manufacturing Plant, the representative of the county's People's Deputy Congress, Vice Chairman of Tonghua County Chamber of Commerce and the permanent committee member of county's Political Consultative Conference. From 1990 to 1997, Mr. Han served as executive manager of Sichuan Chengdu Shuwei Medical Company. From 1989 to 1990, Mr. Han served as head of Jilin Province Tonghua Municipal government in Haikou Office. From 1988 to 1989, Mr. Han served as assistant director of Jilin Province Tonghua Foreign Economy and Trade Committee. From 1985 to 1988, Mr. Han served as assistant director of Jilin Province Tonghua County Planned Economy Committee. From 1982 to 1985, Mr. Han studied in and graduated from Tianjin University National economy Management School. From 1976 to 1982, Mr. Han served as staff in Jilin Province Tonghua area Administrative Office Construction Committee. From 1973 to 1976, Mr. Han served as a technician in Jilin Province the Fourth Construction Company technical department. In 1973, Yanhua Han graduated from Jilin Architectural Engineering Institute and Tianjin University School of Economy and Management. Currently, he is the municipal Political Consultative Conference permanent committee member and the People's Deputy Congress representative.

      Yunlu Yin was elected President and Chief Executive Officer of the Registrant on May 7, 2009. Mr. Yin has served as Chief Executive Officer of Huachen International Group Limited Company, general manager of Guangzhou Zhonghui Pharmaceutical Limited Company and general manager of Guangzhou Zhongshun Medicine Research Limited Company since 2006. From 2003 to 2006, Mr. Yin served as general manager of Jilin Province Changchun Hongli Pharmaceutical Limited Company, general manager of Jilin Province Changchun Zhongbo Medicine Marketing Planning Limited Company, general manager of China Academy of Traditional Chinese Medicine Research Institute Scientific and Technological Cooperation Center Tumor Expert Long-Distance Diagnosing and Treating Center, assistant director of World Chinese Medicine and Pharmaceutical Society Information Network Center and general manager of World Chinese Medicine and Pharmaceutical Society Tumor Expert Electronic Service System. From 2001 to 2003, Mr. Yin served as general manager of Jilin Province Changchun People's Pharmaceutical Limited Company and deputy general manager of Jilin Province Canye Group Guoli Pharmaceutical Limited Company. From 1998 to 2001, Mr. Yin served as manager of Jilin Province Natural Medicine Research Institute, factory manager of Jilin Province Linjiang Pharmaceutical Manufacturing Plant, factory manager of Jilin Province Changbai Mountain Ginseng and Hairy Deerhorn Nutrition Production Plant and deputy general manager of Jilin Jianjin Company. From 1994 to 1998, Mr. Yin served as manager of Jilin Province Natural Medicine Research Institute, factory manager of Changchun Dahai Handicraft Plant and deputy factory manager of Jilin Province Red Stone Pharmaceutical Manufacturing Plant. From 1992 to 1994, Mr. Yin served as assistant manager of Jilin Province Changbai Mountain Wild Resources Applied Research Institute, general manager of Changchun Nature Guoguan Drink Company and deputy general manager of Jilin Province Zhenyuan Medicine and Healthy Product Company which is a Joint Venture between China and Japan. Form 1986 to 1991, Mr. Yin served as chief technician of Jilin Province Baishan City Dayangcha Ginseng and Hairy Deerhorn Pharmaceutical Manufacturing Plant and manager of Jilin Province Baishan City Hekou Ginseng and Hairy Deerhorn Farm.

      Mr. Yin has been studying for an MBA in Hong Kong International Business School since 2006. From 1994 to 1998, Mr. Yin was on-the-job training in pharmacy high polymer faculty working office at Jilin University Graduate school Chemistry department. From 1992 to 1994, Mr. Yin was on-the-job training in traditional Chinese medicine department at Changchun Traditional Chinese Medicine College. From 1983 to 1986, Mr. Yin was studying special traditional Chinese medicine major at Jilin Province Ji'an Agriculture Secondary Specialized School.

      Ziqiang Guo was elected Chief Executive Officer of the Registrant on May 7, 2009. Mr. Guo has served as Financial Director of Power-One Electronics (China) Company Limited (NASDAQ: PWER) since 2006. From Aug 2004 to Oct 2006, Mr. Guo served as Chief Financial Officer of Magneteck Electronics (Shenzhen) Company Limited (NYSE: MAG). From Dec 1999 to Dec 2003, Mr. Guo served as controller of Gold Coin (China) Limited.

      Mr. Guo holds an MBA degree from Carlson School of Management in University of Minnesota, He is member of Associate of Chartered and Certified Accountant.

      Chunhua Yang has served as a director of the Registrant since January 23, 2009, and served as President, Chief Executive Officer and Chief Financial Officer of the Registrant from January 23, 2009 until May 7, 2009. Chunhua Yang has been a director and chief executive officer of MAX TIME ENTERPRISE LTD. since February 2008. She joined MAX TIME ENTERPRISE LTD. in March 2007 as a manager. From 2001 until joining the Registrant, she worked as a department manager of Shenzhen Hongfa Trading Company.

      All directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified, or their earlier death, resignation or removal. All officers are appointed annually by the board of directors and, subject to any existing employment agreement, serve at the discretion of the board. Currently, directors receive no compensation.

      G.    Executive & Director Compensation

      Hui Ping Cheng served as the Registrant's President, Chief Executive and Financial Officer and a Director from November 7, 2007 until January 23, 2009.

      Since inception, we have not paid or accrued any compensation for our chief executive officer or any other executive officer and we have not entered into an employment or consulting agreement with any of our directors or executive officers. We have not granted any equity-based compensation, awards or stock options to our chief executive officer or any other executive officer. We do not have any retirement, pension, profit sharing or stock option plans or insurance or medical reimbursement plans covering our officers and directors. No value has been assigned to any of the services performed by our officers (employees) and no compensation will be awarded to, earned by, or paid to these officers.

      Summary Compensation

The following table sets forth information concerning the compensation paid or earned for the periods indicated for services rendered to our company in all capacities by Hui Ping Cheng, our CEO, President, and Chief Financial Officer from November 7, 2007 to January 23, 2009. The Registrant did not have any other executive officers during the fiscal year ended December 31, 2008.

SUMMARY COMPENSATION TABLE

-----------------------------------------------------------------------------------------------------------------------------------
Name and              Year       Salary    Bonus    Stock     Option    Non-Equity        Nonqualified      All Other       Total
principal             (b)        (c)       ($)      Awards    Awards    Incentive Plan    Deferred          Compensation      (j)
position                                   (d)      ($)       ($)       Compensation      Compensation      ($)
(a)                                                 (e)       (f)       ($)               Earnings          (i)
                                                                        (g)               ($)
                                                                                          (h)
-----------------------------------------------------------------------------------------------------------------------------------

Hui Ping Cheng        2008       None      None     None      None      None              None              None            None
President,            2007(1)    None      None     None      None      None              None              None            None
CEO, CFO
and Director
-----------------------------------------------------------------------------------------------------------------------------------
      (1) Ms. Cheng served as our CEO, President and CFO from November 7, 2007.

Outstanding Equity Awards

      Ms. Cheng did not receive any equity awards during 2008 or hold any outstanding options to purchase shares of our common stock as of December 31, 2008.

COMPENSATION OF DIRECTORS

      During the fiscal year ended December 31, 2008, we did not pay or accrue any amounts as compensation for any individual serving as a member of our Board of Directors, and none of our directors earned any fees for serving as a member of our Board of Directors.

DIRECTOR COMPENSATION

--------------------------------------------------------------------------------------------------------------
Name                  Fees       Stock        Option    Non-Equity      Non-Qualified    All             Total
(a)                   Earned     Awards       Awards    Incentive       Deferred         Other           ($)
                      or Paid    ($)          ($)       Plan            Compensation     Compensation    (j)
                      in Cash    (c)          (d)       Compensation    Earnings         ($)
                      ($)                               ($)             ($)              (g)
                      (b)                               (e)             (f)
--------------------------------------------------------------------------------------------------------------
Hui Ping              None       None         None      None            None             None            None
Cheng (1)
--------------------------------------------------------------------------------------------------------------
      (1) Hui Ping Cheng served as a director until January 23, 2009.

      H.    Certain Relationships and Related Transactions

      On November 7, 2007, Max Time Enterprise Ltd., or MTE, and Amy Hadley, Stuart Curtis Nilson and Felicia May Nilson consummated MTE's purchase of an aggregate of 1,000,000 shares of the Registrant's common stock, constituting 13.34% of the Registrant's then issued and outstanding common stock, for a total purchase price of $400,000, in accordance with the terms and conditions of that certain Stock Purchase Agreement, dated as of November 7, 2007, by and among MTE and Amy Hadley, Stuart Curtis Nilson and Felicia May Nilson. Hui Ping Cheng was then an indirect owner of the 1,000,000 shares of the Registrant's common stock held by MTE by reason of her control of MTE, of which entity she was the sole owner, and then director and officer. On November 7, 2007, Ms. Cheng was appointed as a director and the President of the Registrant.

      Immediately prior to the closing of the transaction, Stuart Curtis Nilson and Felicia May Nilson resigned from all of their positions as directors and officers of the Registrant effective immediately. At the closing of transaction, Amy Hadley resigned as an officer of the Registrant effective immediately and as a director of the Registrant effective at the expiration of the statutory ten
(10) day waiting period following the filing by the Registrant with the SEC of an Information Statement pursuant to Rule 14f-1 promulgated under the Exchange Act, relating to the change in control of the Board occasioned by the resignations of Amy Hadley, Stuart Curtis Nilson and Felicia May Nilson from the Board of Directors (the "Rule 14f-1 Information Statement"). Prior to submitting their resignations, Amy Hadley, Stuart Curtis Nilson and Felicia May Nilson appointed Hui Ping Cheng, president of MTE, to the Board of Directors in accordance with the Registrant's By-Laws, effective upon the closing of the transaction and subject to the expiration of the statutory ten (10) day waiting period following the filing by the Registrant with the SEC of the Rule 14f-1

      I.    Description of Securities

      The authorized capital stock of the Registrant consists of 50 million shares of common stock, all of which were outstanding immediately following the Merger Transaction. Each share of common stock is entitled to one vote on all matters upon which such shares can vote. All shares of common stock are equal to each other with respect to the election of directors and cumulative voting is not permitted. There are no preemptive rights. In the event of liquidation or dissolution, holders of common stock are entitled to receive, pro rata, the assets remaining, after creditors, and holders of any class of stock having liquidation rights senior to holders of shares of common stock, have been paid in full. All shares of common stock are entitled to such dividends as the Board of Directors may declare from time to time. There are no provisions in the articles of incorporation or bylaws that would delay, defer or prevent a change of control. The Registrant does not have any other classes or series of capital stock.

      The Board of Directors of the Registrant has adopted certain amendments to the Registrant's Articles of Incorporation, subject to shareholder approval, to
(i) authorize the issuance of 10 million shares of "blank-check" preferred stock with such voting powers, designations, preferences, limitations, restrictions and relative rights as may be determined by the Board of Directors of the Registrant from time to time in accordance with the provisions of Chapter 78 of the Nevada Revised Statutes and (ii) increase the authorized shares of the Registrant's common stock from 50 million to 150 million, and take whatever actions are required under Chapter 78 of the Nevada Revised Statutes and the federal securities laws to obtain shareholder approval and effect the implementation of those amendments. The Registrant intends to file a Schedule 14C Preliminary Information Statement with the SEC relating to the adoption of these amendments shortly, and to effect these amendments by written consent of shareholders in lieu of a meeting of shareholders 20 days after the mailing of the definitive information statement to shareholders in accordance with shareholder consent procedures under the Nevada Revised Statutes and Regulation C under the Exchange Act.

      J.    Shares Eligible for Future Sale

      We have outstanding 50,000,000 shares of common stock. Of these shares, 6,500,000 shares are freely tradable without restriction or further registration under the Securities Act. All of the remaining 43,500,000 shares of common stock are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

      Rule 144 permits a person who has beneficially owned restricted ordinary shares or warrants for at least six months to sell their securities provided that: (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

      Persons who have beneficially owned restricted ordinary shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, are subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

      o 1.0% of the number of shares of common stock then outstanding, which is now 500,000 shares; and

      o if the shares of common stock is listed on a national securities exchange, the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

      Sales by affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Sales Under Rule 144 By Non-Affiliates

      Under Rule 144, a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares of common stock proposed to be sold for at least 6 months, including the holding period of any prior owner other than an affiliate, is entitled to sell their ordinary shares without complying with the manner of sale and volume limitation or notice provisions of Rule 144. We must be current in our public reporting if the non-affiliate is seeking to sell under Rule 144 after holding his shares of common stock between 6 months and one year. After one year, non-affiliates do not have to comply with any other Rule 144 requirements.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

      Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies like us, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. Rule 144 also is not for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an exception to this prohibition, however, if the following conditions are met:

      o the issuer of the securities that was formerly a shell company has ceased to be a shell company;

      o the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

      o the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

      o at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, the CNPH Shareholders. will not be able to sell any of the total of 42,500,000 shares of common stock which they own and Max Time Enterprise Ltd. will not be able to sell any of the 1,000,000 shares of common stock which it owns pursuant to Rule 144 without registration until one year after we file this Current Report on Form 8-K.

      K. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters

      The Registrant's common stock is traded on the OTCBB under the symbol "DOMR.OB." On April 29, 2009, the day before the Merger Agreement was signed by the parties, the closing price for the Registrant's common stock was $0.90 per share. Trading in the Registrant's common stock is limited and quotations are sporadic. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

      As of the close of business on April 29, 2009, there were approximately 21 holders of record of the Registrant's common stock.

      The Registrant has no plans to declare cash dividends on its common stock in the future and has not declared any during the last two completed fiscal years. There are no restrictions that limit the ability of the Registrant to declare cash dividends on its common stock and the Registrant does not believe that there are any that are likely to do so in the future.

      L.    Legal Proceedings

      Neither the Registrant nor CNPH is a party to any pending legal proceeding.

      M.    Changes in and Disagreements with Accountants

      None.

      N.    Recent Sales of Unregistered Securities

      The Registrant issued an aggregate of 42,500,000 shares of common stock to the CNPH Shareholders in connection with the Merger Transaction. These shares were issued in a transaction exempt from the registration requirements of the Securities Act under Section 4(2) or Rule 903 of Regulation S of the Securities Act. None of the CNPH Shareholders is a "US Person" (as defined in Rule 902 of Regulation S) and the certificates representing the shares issued to the CNPH will be endorsed with restrictive legends consistent with those exemptions.

      O.    Indemnification of Directors and Officers

      Although Nevada law allows us to indemnify our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf, and under certain circumstances to advance the expenses of such litigation upon securing their promise to repay us if it is ultimately determined that indemnification will not be allowed to an individual in that litigation, neither our articles of incorporation or bylaws impose an indemnity obligation upon us. In addition, we have not entered into any agreements under which we have assumed such an indemnity obligation.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

      P.    Corporate Governance

Board Committees and Director Independence

      The Registrant does not have audit, nominating or compensation committees. The Registrant has only one director who also is its President, and therefore is not "independent" within the meaning of Rule 10A-3 under the Exchange Act. The Registrant is seeking suitable candidates to expand the size of, and include "independent" individuals on, its Board. To date, it has not been successful in retaining independent board members to form an audit committee. Chunhua Yang, the Registrant's sole director, does not satisfy the criteria of an "Audit Committee Financial Expert."

      Since its common stock is quoted on the OTC Bulletin Board, the Registrant is not required by the rules of any securities exchange to establish an audit committee with a financial expert or a compensation committee to determine guidelines for determining the compensation of its executive officers or directors, who currently serve without compensation.

Code of Ethics

      The Registrant has adopted a code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. For purposes of this Item, the term code of ethics means written standards that are reasonably designed to deter wrongdoing and to promote:

      - honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

      - full, fair, accurate, timely, and understandable disclosure in reports and documents that the issuer files with, or submits to, the SEC and in other public communications made by the issuer;

      - compliance with applicable governmental laws, rules and regulations;

      - the prompt internal reporting of violations of the code to the board of directors or another appropriate person or persons; and

      - accountability for adherence to the code.

      Q.    Securities Authorized for Issuance under Equity Compensation Plans


      The following table sets forth information about the common stock available for issuance under compensatory plans and arrangements as of December 31, 2008.

                                                                                     (c)
                                                                             Number of securities
                                   (a)                                       remaining available
                                Number of                   (b)              for future issuance
                            securities to be         Weighted-average            under equity
                               issued upon           exercise price of         compensation
                               exercise of          outstanding options       plans (excluding
                               outstanding             under equity       securities reflected in
Plan Category                    options            compensation plans          column (a))
-------------------------------------------------------------------------------------------------
Equity compensation
  plan approved by
  security holders                 None                      --                        None

Equity compensation
 plans not approved by
 security holders                  None                      --                        None

      Total                        None                      --                        None

Item 3.02 Unregistered Sale of Equity Securities

      The Registrant issued an aggregate of 42,500,000 shares of common stock to the CNPH Shareholders in connection with the Merger Transaction. These shares were issued in a transaction exempt from the registration requirements of the Securities Act under Section 4(2) or Rule 903 of Regulation S of the Securities Act. None of the CNPH Shareholders is a "US Person" (as defined in Rule 902 of Regulation S) and the certificates representing the shares issued to the CNPH Shareholders will be endorsed with restrictive legends consistent with those exemptions.

Item 5.01 Changes in Control of Registrant.

      Immediately prior to the completion of the Merger, Max Time Enterprise Ltd., which owned 1,000,000 shares, or approximately 13.34% of the Registrant's common stock, was the largest shareholder of the Registrant. Chunhua Yang, a Director of the Registrant is Chief Executive Officer and a Director of Max Time Enterprise Ltd. and therefore deemed to be the beneficial owner of the shares owned by Max Time Enterprise Ltd. With the completion of the Merger, Yanhua Han, a Director (Chairman of the Board) of the Registrant and one of the CNPH Shareholders, owns 14,875,000 shares, or 29.75% of the Registrant's outstanding shares of common stock, and is the largest shareholder of the Registrant. There are no agreements, understandings or arrangements among the Registrant and the CNPH Shareholders, or to the knowledge of the Registrant, among the CNPH Shareholders, as to the voting of the shares of the Registrant or any particular matter concerning the Registrant, including the election of directors or officers, except that it is anticipated that certain of the CNPH Shareholders holding a majority of the outstanding shares of common stock will sign a consent authorizing proposed amendments to the Registrant's Articles of Incorporation increasing the number of authorized shares of common stock to 150 million, authorizing the issuance of 10 million shares of "Blank check" preferred stock and changing the name of the Registrant to BioPharm Asia Inc.

      For information about the Merger, please see the information set forth above under Item Item 2.01 of this Current Report, which information is incorporated hereunder by this reference.

Item 5.06 Change in Shell Company Status.

      The Registrant was a "shell company" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the Merger Transaction. As a result of the Merger Transaction, the Registrant has acquired subsidiaries that possess operating businesses. Consequently, the Registrant believes that the Merger Transaction has caused it to cease to be a shell company. For information about the Merger Transaction, please see the information set forth above under Item 2.01 of this Current Report, which information is incorporated hereunder by this reference.

Item 9.01 Financial Statements and Exhibits.

      (a) Financial Statements of Businesses Acquired.

      The following financial statements are hereby included as part of this Current Report.

         CHINA NORTHERN PHARMACY HOLDING GROUP LIMITED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2008 AND 2007

                                    CONTENTS

Report of Independent Registered Public Accounting Firm                     F-2

Consolidated Financial Statements:

       Consolidated Balance Sheets                                          F-3

       Consolidated Statements of Operations                                F-4

       Consolidated Statements of Cash Flows                                F-5

       Consolidated Statements of Shareholders' Equity                      F-6

Notes to Consolidated Financial Statements                          F-7 to F-20

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Directors
China Northern Pharmacy Holding Group Limited and Subsidiaries

We have audited the accompanying consolidated balance sheets of China Northern Pharmacy Holding Group Limited and its Subsidiaries as of December 31, 2008 and 2007 and the related consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 2008 and 2007. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of China Northern Pharmacy Holding Group Limited as of December 31, 2008 and 2007 and the results of its operations and its cash flows for the years ended December 31, 2008 and 2007 in conformity with accounting principles generally accepted in the United States.


                                                    /s/ Sherb & Co., LLP
                                                    ----------------------------
                                                    Certified Public Accountants

New York, New York
April 30, 2009

          CHINA NORTHERN PHARMACY HOLDING GROUP, LTD. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                                  December 31,
                                                                           --------------------------
                                                                              2008           2007
                                                                           -----------    -----------
                                  ASSETS
Current Assets:
  Cash and cash equivalents                                                $ 5,869,607    $ 4,213,762
  Accounts receivables, net of allowance for doubtful accounts of
    $417,029 and $390,196 at December 31, 2008 and 2007, respectively       14,937,074     13,323,546
  Other receivables, net of allowance for doubtful accounts of
    $302,195 and $282,751 at December 31, 2008 and 2007, respectively          553,076        497,851
  Advances to suppliers                                                        108,146        478,492
  Inventories                                                                7,908,494      6,448,036
  Due from related parties                                                   4,129,531        205,350
  Other current assets                                                              --          5,476
                                                                           -----------    -----------
    Total Current Assets                                                    33,505,928     25,172,513

Property, plant and equipment, net of accumulated depreciation of
  $3,008,894 and $2,308,071 at December 31, 2008 and 2007, respectively      7,407,966      7,565,912
Construction in progress                                                            --         18,027
Intangible assets, net                                                         250,807        289,053
Other long-term assets                                                         819,360      1,149,960
                                                                           -----------    -----------
    Total Assets                                                           $41,984,061    $34,195,465
                                                                           ===========    ===========

                   LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Short-term loans                                                         $ 5,185,840    $ 4,644,503
  Accounts payables and accrued expenses                                     5,180,312      5,561,507
  Advances from customers                                                      315,885        487,345
  Taxes payables                                                             2,825,457      1,293,424
  Other payables                                                               945,037      1,998,021
  Due to related parties                                                       777,810      3,860,455
                                                                           -----------    -----------
    Total Current Liabilities                                               15,230,341     17,845,255

Loans payable                                                                       --        205,350

Shareholders' Equity:
  Paid in capital                                                            7,706,149      6,928,170
  Additional paid in capital                                                   410,144         22,411
  Statutory surplus reserves                                                 2,117,010      1,210,920
  Retained earnings                                                         14,393,409      7,107,674
  Accumulated other comprehensive income                                     2,127,008        875,685
                                                                           -----------    -----------

Total shareholders' equity                                                  26,753,720     16,144,860
                                                                           -----------    -----------

Total Liabilities and Shareholders' Equity                                 $41,984,061    $34,195,465
                                                                           ===========    ===========

       See accompanying notes to audited consolidated financial statements

          CHINA NORTHERN PHARMACY HOLDING GROUP, LTD. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                 For the Year Ended December 31,
                                                 ------------------------------
                                                      2008            2007
                                                 ------------     ------------

Revenues                                         $ 90,855,824     $ 52,644,316
Cost of revenues                                   63,736,807       38,951,833
                                                 ------------     ------------

Gross profit                                       27,119,017       13,692,483

Operating expenses:
  Selling expense                                   6,509,078        3,851,932
  General and administrative expenses               1,678,119        1,282,398
                                                 ------------     ------------
    Total operating expenses                        8,187,197        5,134,330

    Operating income                               18,931,820        8,558,153

Other expense:
  Interest expense                                   (441,036)        (380,359)
                                                 ------------     ------------
    Total other expenses                             (441,036)        (380,359)

Net income before income taxes                     18,490,784        8,177,794
                                                 ------------     ------------

Income tax                                          4,063,027        2,669,387

Net income                                         14,427,757        5,508,407
                                                 ------------     ------------

Unrealized foreign currency translation gains       1,251,323          875,685
                                                 ------------     ------------

Comprehensive income                             $ 15,679,080     $  6,384,092
                                                 ============     ============

       See accompanying notes to audited consolidated financial statements

          CHINA NORTHERN PHARMACY HOLDING GROUP, LTD. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                              For the Year Ended December 31,
                                                                           -------------------------------------
                                                                               2008                     2007
                                                                           ------------             ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                 $ 14,427,757             $  5,508,407
Adjustments to reconcile net income to net cash
  provided by (used in) operating activities:
Depreciation and amortization                                                 1,142,827                  973,674
Changes in operating assets and liabilities:
  Accounts receivable                                                          (674,119)              (6,935,011)
  Other receivables                                                             (20,291)               2,920,559
  Advances to suppliers                                                         389,846                 (462,529)
  Inventories                                                                  (983,233)                 375,914
  Other current assets                                                               --                   (5,293)
  Accounts payables and accrued expenses                                       (738,264)                 261,251
  Other payables                                                             (1,150,814)              (5,684,751)
  Advances from customers                                                      (198,160)                 471,086
  Taxes payable                                                               1,395,119                1,102,197
                                                                           ------------             ------------
    Total adjustments                                                          (837,089)              (6,982,903)
                                                                           ------------             ------------
      Net cash provided by (used in) operating activities                    13,590,668               (1,474,496)
                                                                           ------------             ------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Due from related parties                                                   (3,780,086)                (198,499)
  Disposal of property, plant and equipment                                      45,886                       --
  Purchase of property, plant and equipment                                     (99,678)                 (29,181)
  Other long-term assets                                                       (198,031)                      --
  Construction in progress                                                           --                  (17,426)
                                                                           ------------             ------------
    Net cash used in investing activities                                    (4,031,909)                (245,106)
                                                                           ------------             ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Capital contribution                                                        1,152,823                       --
  Dividend paid                                                              (6,235,932)                (347,075)
  Repayment of short-term loans                                              (4,518,380)              (4,224,891)
  Proceeds from short-term loans                                              4,515,989                4,260,621
  Due to related parties                                                     (3,236,825)               3,731,666
                                                                           ------------             ------------
    Net cash (used in) provided by financing activities                      (8,322,325)               3,420,321
                                                                           ------------             ------------

NET INCREASE (DECREASE) IN CASH                                               1,236,434                1,700,719

EFFECT OF EXCHANGE RATE CHANGES ON CASH                                         419,411                  300,740

CASH, BEGINNING OF YEAR                                                       4,213,762                2,212,303
                                                                           ------------             ------------
CASH, END OF YEAR                                                          $  5,869,607             $  4,213,762
                                                                           ============             ============

SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for:
  Interest paid                                                            $    451,791             $    385,233
                                                                           ============             ============
  Income tax paid                                                          $  4,146,299             $  1,987,835
                                                                           ============             ============

NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Reclassification of construction in progress to property                 $     18,626             $         --
                                                                           ============             ============
  Adjustment to statutory reserve                                          $    906,090             $    252,965
                                                                           ============             ============

       See accompanying notes to audited consolidated financial statements

          CHINA NORTHERN PHARMACY HOLDING GROUP, LTD. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                                                                                                 Accumulated
                                                 Additional      Statutory                          Other
                                  Paid in           Paid          Surplus        Retained       Comprehensive
                                  Capital        in Capital       Reserves       Earnings           Income          Total
                                ------------    ------------    ------------    ------------     ------------    ------------
Balance, January 1, 2007        $  6,928,170    $     22,411    $    957,955    $  2,199,307     $         --    $ 10,107,843

Dividends paid                            --              --              --        (347,075)              --        (347,075)
Appropriation to
  statutory surplus reserves              --              --         252,965        (252,965)              --              --
Comprehensive income:
  Net income                              --              --              --       5,508,407               --       5,508,407
  Foreign currency
    translation adjustment                --              --              --              --          875,685         875,685
                                                                                                                 ------------
    Subtotal                                                                                                        6,384,092
                                ------------    ------------    ------------    ------------     ------------    ------------
Balance, December 31, 2007         6,928,170          22,411       1,210,920       7,107,674          875,685      16,144,860

Capital contribution                 777,979         387,733              --              --               --       1,165,712
Dividends paid                            --              --              --      (6,235,932)              --      (6,235,932)
Appropriation to
  statutory surplus reserves              --              --         906,090        (906,090)              --              --
Comprehensive income:
  Net Income                              --              --              --      14,427,757               --      14,427,757
  Foreign currency
    translation adjustment                --              --              --              --        1,251,323       1,251,323
                                                                                                                 ------------
    Subtotal                                                                                                       15,679,080
                                ------------    ------------    ------------    ------------     ------------    ------------
Balance, December 31, 2008      $  7,706,149    $    410,144    $  2,117,010    $ 14,393,409     $  2,127,008    $ 26,753,720
                                ============    ============    ============    ============     ============    ============

       See accompanying notes to audited consolidated financial statements

         CHINA NORTHERN PHARMACY HOLDING GROUP LIMITED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2008 AND 2007

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

China Northern Pharmacy Holding Group Limited ("CNPH") is a British Virgin Islands corporation. CNPH is a holding company that acquired all of the outstanding stock of China Northern Pharmacy Holding Group Limited in Hong Kong ("CNPH HK"). CNPH HK, which was incorporated in Hong Kong on October 16, 2008, is a holding company that owns all of the equity interests of Tonghua Huachen Herbal Planting Company Limited ("HERB"), and Tonghua Shengantang Medical & Pharmacy Company Limited ("PHARMACY")..

HERB is an operating company incorporated in Tonghua City, Jilin Province, the People's Republic of China (the "PRC") on March 23, 2004. HERB is engaged in planting, processing and selling herb (Chinese Magnolia vine, Ussuriensis Fritillary Bulb, Membranous Milk vetch Root, Chinese Thorowax Root, Manchurian Wild ginger, Ginseng, Kudzurine Root) in China. HERB owns 100% of the equity interests of Tonghua Huachen Pharmaceutical Company Limited ("Huachen"). Huachen was founded in 1989 in Tonghua City, Jilin Province, the PRC and was incorporated in Tonghua City, Jilin Province, the PRC on August 31, 2000, which is engaged in the sales and production of herbal products, such as Qiweixiaoke Capsule, Shengan Bujin Tablets, Tongqiaobiyan Tablets, Huatanpingchuan Tablets, Wujiarongxue Oral Liquid, Methocarbamol Capsule, etc.

PHARMACY was incorporated in Tonghua City, Jilin Province, the PRC on September 1, 2002. It is engaged in drug logistics and distribution China. PHARMACY owns 100% of the equity interests of Yunnan Silin Pharmaceutical Company Limited ("SILIN"). SILIN is incorporated in Kunming City, Yunnan Province, the PRC, on October 25, 2004, which is engaged in the wholesales of medicine products to hospitals and pharmacy shops.

Basis of Presentation and Consolidation

The accompanying consolidated financial statements differ from the financial statements used for statutory purposes in the PRC in that they have been prepared in compliance with U.S. generally accepted accounting principles ("GAAP") and reflect certain adjustments, recorded on the entities' books, which are appropriate to present the financial position, results of operations and cash flows in accordance with GAAP. The principal adjustments are related to revenue recognition, foreign currency translation, deferred taxation, consolidation, depreciation and valuation of property and equipment and intangible assets.

The consolidated financial statements include the accounts of CNPH and its subsidiaries, CNPH HK, HERB, PHARMACY, Huachen, SILIN, subsidiary of PHARMACY, (collectively the "Company"). All material inter-company transactions have been eliminated in consolidation.

Nature of the Business

The Company manufactures and trades medicine and herbal products, and provides pharmacy service to the China market.

Use of Estimates

The Company's consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP") and this requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the related disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results may differ significantly from these estimates under different assumptions or conditions. Significant estimates in 2008 and 2007 include the allowance for doubtful accounts, the allowance for obsolete inventory, the useful life of property and equipment, intangible assets, long-term deferred expenses, and accruals for taxes due.

         CHINA NORTHERN PHARMACY HOLDING GROUP LIMITED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2008 AND 2007

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents. The Company maintains cash and cash equivalents with various financial institutions mainly in the PRC and the United States. Balances in the United States are insured up to $250,000 at each bank. Balances at financial institutions or state-owned banks within the PRC are not covered by insurance. Non-performance by these institutions could expose the Company to losses for amounts in excess of insured balances. At December 31, 2008 and 2007, the Company's China bank balances of approximately $5.9 million and $4.2 million, respectively, are uninsured. The Company has not experienced, nor does it anticipate, non-performance by these institutions.

Accounts Receivable

The Company records accounts receivable, net of an allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, customer's historical payment history, its current credit-worthiness and current economic trends. The amount of the provision, if any is recognized in the consolidated statement of operations within "General and administrative expenses". Accounts are written off after exhaustive efforts at collection. The activity in the allowance for doubtful accounts for the years ended December 31, 2008 and 2007 is as follows:

                                                      Allowance for
                                                    doubtful accounts
                                                    ------------------
Balance - December 31, 2006                         $          365,006
Additions (Reductions)                                               -
Foreign currency translation adjustments                        25,190
                                                    ------------------
Balance - December 31, 2007                                    390,196
Additions (Reductions)                                               -
Foreign currency translation adjustments                        26,833
                                                    ------------------

Balance--December 31, 2008                          $          417,029
                                                    ==================

Inventories

Inventories are stated at the lower of cost or market utilizing the moving average method. Costs of work-in-progress and finished goods are composed of direct materials, direct labor and an attributable portion of manufacturing overhead. An allowance is established when management determines that certain inventories may not be saleable. If inventory costs exceed expected market value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the market value. These reserves are recorded based on estimates and reflected in cost of sales. There is no allowance at December 31, 2008 and 2007.

Shipping and Handling Expenses

Shipping and handling expenses are included in selling expenses and totaled $1,466,457 and $696,370 for the years ended December 31, 2008 and 2007, respectively, in accordance with guidance established by the Emerging Issues Task Force, issue No. 00-10, "Accounting for Shipping and Handling Costs."

         CHINA NORTHERN PHARMACY HOLDING GROUP LIMITED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2008 AND 2007

Property, Plant and Equipment

Property and equipment are recorded at cost and depreciation is provided using the straight-line method over the estimated useful lives of the assets. Expenditures for major additions or improvements, which extend the useful lives of assets, are capitalized. Minor replacements, maintenance and repairs, which do not improve or extend the lives of the assets, are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in current operations. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

The Company's depreciation and amortization policies on fixed assets are as follows:

                                          Useful life
                                           (in years)
                                      ---------------------
           Land use rights                     50
           Buildings                           20
           Machinery                           10
           Motor vehicles                       5
           Equipment                            5
           Biological assets                   27

Impairment of Long-lived Assets

In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset's estimated fair value and its book value. The Company did not consider it necessary to record any impairment charges during the year ended December 31, 2008 and 2007.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" ("SFAS 107"), requires disclosure of the fair value of financial instruments held by the Company. SFAS 107 defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying amount of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, customer advances, amounts due from related parties, notes payable and taxes payable approximate fair value due to their short-term nature.

Reporting Currency and Translation

The reporting currency of the Company is the U.S. dollar. The functional currency of the Company is the local currency, the Chinese Renminbi ("RMB"), the currency of the PRC. Results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

         CHINA NORTHERN PHARMACY HOLDING GROUP LIMITED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2008 AND 2007

The Company has adopted SFAS 52 in translating financial statement amounts from RMB to the Company's reporting currency, United States dollars ("US$" or "$"). Asset and liability accounts at December 31, 2008 and 2007 were translated at
6.8542 RMB to $1.00 USD and at 7.3141RMB to $1.00 USD, respectively. Equity accounts were stated at their historical rate. The average translation rates applied to income statements for the years ended December 31, 2008 and 2007 were
6.96225 RMB and 7.6172 RMB to $1.00 USD, respectively. In accordance with Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows", cash flows from the Company's operations is calculated based upon the local currencies using the average translation rate. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS 130, "Reporting Comprehensive Income as a Component of Shareholders' Equity".

Revenue Recognition

Product sales are generally recognized when title to the product has transferred to customers in accordance with the terms of the sale. The Company recognizes revenue in accordance with the Securities and Exchange Commission's ("SEC") Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements" as amended by SAB No. 104 (together, "SAB 104"). SAB 104 states that revenue should not be recognized until it is realized or realizable and earned. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

Income Taxes

The Company is governed by the Income Tax Law of the People's Republic of China. Income taxes are accounted for under SFAS No. 109 "Accounting for Income Taxes". Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and tax loss carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. Substantially all of the Company's cash is maintained with state-owned banks within the People's Republic of China of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts. A significant portion of the Company's sales are credit sales which are primarily to customers whose ability to pay is dependent upon the industry economics prevailing in these areas; however, concentrations of credit risk with respect to trade accounts receivables is limited due to generally short payment terms. The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk.

Accumulated other comprehensive income

Accumulated other comprehensive income consisted of unrealized gains on foreign currency translation adjustments from the translation of financial statements from Chinese RMB to US dollars. For the years ended December 31, 2008 and 2007, unrealized foreign currency translation gain was $1,397,786 and $875,686, respectively.

Recently Issued Accounting Pronouncements

In February 2007, the Financial Accounting Standards Board ("FASB") issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115". SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. This Statement applies to all entities, including not-for-profit organizations. SFAS No. 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. As such, the Company is required to adopt these provisions at the beginning of the fiscal year ended December 31, 2008. Adoption of SFAS No. 159 has a minor impact on the consolidated financial statements as of December 31, 2008.

         CHINA NORTHERN PHARMACY HOLDING GROUP LIMITED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2008 AND 2007

In December 2007, the FASB issued SFAS No. 160, Non controlling Interests in Consolidated Financial Statements--An Amendment of ARB No. 51. SFAS No. 160 establishes new accounting and reporting standards for the non controlling interest in a subsidiary and for the deconsolidation of a subsidiary. Among other matters, it also requires the recognition of a non controlling interest (sometimes called "minority interest") as equity in the consolidated financial statements and separate from the parent's equity. The amount of net income attributable to the non controlling interest will be included in consolidated net income on the face of the income statement. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. We do not expect the adoption of this statement to have a material effect on our financial position or results of operations.

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), "Business Combinations" ("SFAS No. 141R"), which replaces SFAS No. 141 and establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquire. SFAS 141R also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Early adoption of FAS 141R is prohibited. The Company is currently evaluating the impact, if any, of adopting FAS 141R on its financial position and results of operations.

In December 2007, the FASB issued SFAS No. 160, "Non-controlling Interests in Consolidated Financial Statements" ("SFAS 160") which amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. In addition to the amendments to ARB 51, this Statement amends FASB Statement No. 128, Earnings per Share; so that earnings-per-share data will continue to be calculated the same way those data were calculated before this Statement was issued. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company is currently evaluating the impact, if any, of adopting FAS 160 on its financial position and results of operations.

In March 2008, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 161, "Disclosures about Derivative Instruments and Hedging Activities" (FAS 161). FAS 161 required qualitative disclosures about the objectives and strategies of derivative instruments, quantitative disclosures about the fair value amounts of and gains and losses on derivative instruments, and disclosures of credit-risk-related contingent features in hedging activities. FAS 161 is effective for fiscal years beginning after November 15, 2008 and will be effective for the Company in fiscal year 2010. Early adoption is prohibited; however, presentation and disclosure requirements must be retrospectively applied to comparative financial statements. The Company has not yet determined the effect, if any, that the adoption of this standard will have on its financial position or results of operations.

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB Statement No. 133". SFAS No. 161 amends and expands disclosures about derivative instruments and hedging activities. SFAS required qualitative disclosures about the objectives and strategies of derivative instruments, quantitative disclosures about the fair values of derivative instruments and gains and losses on derivative instruments in a tabular format. It also requires disclosure of derivative features that are credit risk-related and cross-referencing within footnotes to enable financial statement users to locate important information about derivative instruments. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods after November 15, 2008 and will be effective for the Company in fiscal year 2010. Early adoption is prohibited; however, presentation and disclosure requirements must be retrospectively applied to comparative financial statements. The Company has not yet determine the effect, if any, that the adoption of this standard will have on its financial position or results of operations.

         CHINA NORTHERN PHARMACY HOLDING GROUP LIMITED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2008 AND 2007

In April 2008, the FASB issued FASB Staff Position FSP No. 142-3, "Determination of the Useful Life of Intangible Assets". FSP No. 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets. FSP No. 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company has not determined the impact on its financial statements of this accounting standard.

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles". SFAS No. 162 improves financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles for non governmental entities. SFAS No. 162 is effective sixty days following the SEC's approval of the Public Company Accounting Oversight Board auditing amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. The Company is evaluating the impact of SFAS No. 162.

In May 2008, the FASB issued SFAS No. 163, "Accounting for Financial Guarantee Insurance Contracts - an interpretation of FASB Statement No. 60." SFAS 163 requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This Statement also clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement to be used to account for premium revenue and claim liabilities. Those clarifications will increase comparability in financial reporting of financial guarantee insurance contracts by insurance enterprises. This Statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. SFAS 163 will be effective for financial statements issued for fiscal years beginning after December 15, 2008. The Company does not expect the adoption of SFAS 163 will have a material impact on its financial condition or results of operation.

In June 2008, the FASB ratified EITF 07-5, "Determining Whether an Instrument (or Embedded Feature) is Indexed to an Entity's Own Stock". EITF 07-5 addresses how an entity should evaluate whether an instrument or embedded feature is indexed to its own stock, carrying forward the guidance in EITF 01-6 and superseding EITF 01-6. Other issues addressed in EITF 07-5 include addressing situations where the currency of the linked instrument differs from the host instrument and how to account for market-based employee stock options. EITF 07-5 is effective for fiscal years beginning after December 15, 2008 and early adoption is not permitted. The Company has evaluated this statement and estimated that it is not expected to have an impact on its financial position and results of operations.

In June 2008, the FASB issued FASB Staff Position ("FSP") No. EITF 03-6-1, "Determining Whether Instruments Granted in Share-based Payment Transactions are Participating Securities" to address the question of whether instruments granted in share-based payment transactions are participating securities prior to vesting. The FSP determines that unvested share-based payment awards that contain non forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method. EITF 03-6-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008. All prior-period earnings per share data presented shall be adjusted retrospectively (including interim financial statements, summaries of earnings, and selected financial data) to conform to the provisions of EITF 03-6-1. Early application is not permitted. The Company is evaluating the impact of EITF 03-6-1.

On October 10, 2008, the FASB issued FSP 157-3, "Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active," which clarifies the application of SFAS 157 in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. FSP 157-3 became effective on October 10, 2008, and its adoption did not have a material impact on our financial position or results.

         CHINA NORTHERN PHARMACY HOLDING GROUP LIMITED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2008 AND 2007

In January 2009, the FASB issued FSP EITF 99-20-1, "Amendments to the Impairment Guidance of EITF Issue No. 99 - Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets". FSP EITF 99-20-1 changes the impairment model included within EITF 99-20 to be more consistent with the impairment model of SFAS No. 115. FSP EITF 99-20-1 achieves this by amending the impairment model in EITF 99-20 to remove its exclusive reliance on "market participant" estimates of future cash flows used in determining fair value. Changing the cash flows used to analyze other-than-temporary impairment from the "market participant" view to a holder's estimate of whether there has been a "probable" adverse change in estimated cash flows allows companies to apply reasonable judgment in assessing whether an other-than-temporary impairment has occurred. The adoption of FSP EITF 99-20-1 did not have a material impact on our consolidated financial statements.

NOTE 2 - ACCOUNTS RECEIVABLE

At December 31, 2008 and 2007, accounts receivable consisted of the following:

                                               2008               2007
                                           ------------       ------------
Accounts receivable                        $ 15,354,103       $ 13,713,742
Less: allowance for doubtful accounts          (417,029)          (390,196)
                                           ------------       ------------
                                           $ 14,937,074       $ 13,323,546
                                           ============       ============

NOTE 3 - INVENTORIES

At December 31, 2008 and 2007, inventories consisted of the following:

                                             2008            2007
                                          ----------      ----------
Raw materials                             $  336,758      $  452,335
Work in process                            1,246,482         920,274
Finished goods                             6,304,620       5,044,118
Low-value materials                           20,634          31,309
                                          ----------      ----------
                                           7,908,494       6,448,036
Less: reserve for obsolete inventory              --              --
                                          ----------      ----------
                                          $7,908,494      $6,448,036
                                          ==========      ==========

As of December 31, 2008 and 2007, no provision for obsolete inventory was deemed necessary by the Company.

         CHINA NORTHERN PHARMACY HOLDING GROUP LIMITED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2008 AND 2007

NOTE 4 - OTHER RECEIVABLES

At December 31, 2008 and 2007, other receivables consisted of the following:

                                              December 31,      December 31,
                                                  2008              2007
                                            ----------------   --------------
Security deposits                           $        361,344   $      266,670
Advances to employees                                493,927          249,812
Loans to others                                            -          264,120
                                            ----------------   --------------
Total                                       $        855,271   $      780,602
Less: allowance for doubtful accounts               (302,195)        (282,751)
                                            ----------------   --------------
                                            $        553,076   $      497,851
                                            ================   ==============

NOTE 5 - PROPERTY, PLANT AND EQUIPMENT, NET

At December 31, 2008 and 2007, property, plant and equipment, net consist of the following:

                                       Useful Life      2008          2007
                                                    ------------  ------------
Building                                 20 Years   $  4,923,929  $  4,625,136
Machinery                                10 Years      1,526,529     1,517,657
Vehicle                                  5 Years         344,686       295,073
Biological assets - Schisandrae trees    27 Years      3,706,031     3,467,574
Other                                    5 Years         200,764       101,911
                                                     -----------   -----------
                                                      10,701,939    10,007,351
Less: accumulated depreciation                        (3,293,973)   (2,441,439)
                                                    ------------  ------------
                                                    $  7,407,966  $  7,565,912
                                                    ============  ============

The Company recorded depreciation expenses of $1,086,636 and $921,105 for the years ended December 31, 2008 and 2007 respectively. There were no impairment provisions made at December 31, 2008 and 2007.

NOTE 6 - INTANGIBLE ASSETS

                                                        2008          2007
                                                    ------------   ----------
Manufacturing right (China Pharmaceutical
  manufacturing permit)                             $    409,680   $  383,320
License fees (Medicine patent)                           162,772      152,298
Software (Accounting system)                               4,389        4,107
                                                    ------------   ----------
                                                         576,841      539,725

Less:  accumulated amortization                         (326,034)    (250,672)
                                                    ------------   ----------

                                                    $    250,807   $  289,053
                                                    ============   ==========

         CHINA NORTHERN PHARMACY HOLDING GROUP LIMITED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2008 AND 2007

Amortization expense amounted to $56,191 and $52,569 for the year ended December 31, 2008 and 2007.

The projected amortization expense attributed to future periods is as follows:
Year ending December 31:
2009                                                       $    56,191
2010                                                            56,191
2011                                                            56,191
2012                                                            56,191
Thereafter                                                      26,043
                                                           -----------

                                                           $   250,807
                                                           ===========

NOTE 7 - OTHER LONG-TERM ASSETS

Other long-term assets of $819,360 and $1,149,960 as of December 31, 2008 and 2007 were the prepaid rental payments for the two parcels of farms the Company used to plant Schisandrae trees. Schisandra is harvested once a year after three years from being planted and can be used to produce the medicine for diabetes disease.

The Company rented two parcels of land from third parties, Tonghua County Manchu, Nationality Korean, National Minority Town, New Agriculture Village to plant Schisandra. One of the lands is approximately 329.47 acres (2,000 Chinese Acres) with the 30 years leasing period since January 1, 2003. The total rental payments of $12,290,404 (RMB 84,000,000) are separately paid by four installments since June 30, 2003 to June 30, 2027. The average annual rental expense is $396,062 (RMB 2,800,000). The following table is the scheduled payments dates for the installments:

Scheduled Payment Dates of 49.42 acres rental land          Amount
-----------------------------------------------------------------------
June 30, 2003                                         $       3,277,441
June 30, 2011                                                 3,277,441
June 30, 2019                                                 3,277,441
June 30, 2027                                                 2,458,081
                                                      -----------------
                                                      $      12,290,404
                                                      =================

Another rental lands is approximately 164.74 acres (1,000 Chinese Acres) with the 25 years leasing period since January 1, 2008. The total rental payments of 5,121,003 (RMB 35,000,000) are separately paid by four installments since January 2008 to January 2033. The average annual rental expense is $198,031 (RMB 1,400,000). The following table is the scheduled payments dates for the installments:

Scheduled Payment Dates of 24.71 acres rental land          Amount
-----------------------------------------------------------------------
June 2008                                             $         204,840
June 2009                                                     1,638,721
June 2017                                                     1,638,721
June 2025                                                     1,638,721
                                                      -----------------
                                                      $       5,121,003
                                                      =================

         CHINA NORTHERN PHARMACY HOLDING GROUP LIMITED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2008 AND 2007

NOTE 8 - SHORT-TERM LOANS

At December 31, 2008 and 2007, short-term loans consisted of the following:

                                                                                      2008               2007
                                                                                --------------       -----------
Loan payable to City Credit Union  (Construction Road) due on November 10,      $     292,630        $   273,800
   2009 with annual  interest at  December  31, 2008 of 11.02%  secured by building and equipments.
Loan payable to City Credit Union (Construction Road) due on June 21, 2009 with annual interest at December 31, 2008 of 10.5% secured by
   building and equipments.                                                         2,959,939          2,769,488
Loan  payable to City Credit  Union  (Construction  Road) due on April 21,
   2009 with  annual  interest at  December  31, 2008 of 10.5%  secured by
   building and equipments.                                                           804,728            752,950
Loan payable to City Credit Union  (Construction Road) due on December 20,
   2009 with  annual  interest at  December  31, 2008 of 10.5%  secured by
   building and equipments.                                                           757,909            709,143
Loan  payable to City  Credit  Union  (Construction  Road) due on July 21,
   2009 with  annual  interest at  December  31, 2008 of 10.5%  secured by
   building and equipments.                                                           151,162            139,122
Loan payable to Agriculture Finance Bureau of TongHua government, due on
   October 30, 2009 with no interest and secured by a building.
   Accordingly, the loan was classified as long-term as of December 31, 2007
   and short-term as of December 31, 2008.                                            219,472                 --
                                                                                --------------      ------------
Total Short-term Loans                                                          $   5,185,840       $  4,644,503
                                                                                ==============      ============

NOTE 9 - TAXES PAYABLE

At December 31, 2008 and 2007, taxes payable consists of the following:

                                                    2008                 2007
                                                 ----------           ----------
Income tax payable                               $1,318,603           $  705,074
Value added tax payable                           1,211,905              531,256
Other tax payable                                   294,949               57,094
                                                 ----------           ----------
                                                 $2,825,457           $1,293,424
                                                 ==========           ==========

NOTE 10 --RELATED PARTY TRANSACTIONS

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Parties are also considered to be related if they are subject to common control or common significant influence. Related parties may be individuals or corporate entities.

All the related parties are as follows:

Related party name                     Relationship with the Company
Yanhua Han                             shareholder
Hong Lin                               shareholder
Xiandong Meng                          shareholder
Xueye Jing                             shareholder

Amounts represent payables due to a company whose stockholder and director is also a stockholder and director of the company.

         CHINA NORTHERN PHARMACY HOLDING GROUP LIMITED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2008 AND 2007

Due to Related Party

Prior to 2008, from time to time, the Company advanced funds to or received funds from some shareholders. These advances are non-interest bearing, unsecured and payable on demand. Through monthly payments, the affiliated companies repaid these advances.

(A) Due to related party

                                                         December 31,
                                              ----------------------------------
       Related party name                        2008                    2007
                                              ----------              ----------
Yanhua Han                                    $       --              $1,323,811
Hong Lin                                         334,912               2,351,793
Xueye Jing                                       442,898                 184,851
                                              ----------              ----------
Total                                         $  777,810              $3,860,455
                                              ==========              ==========

(B) Due from related party

                                                         December 31,
                                              ----------------------------------
       Related party name                        2008                    2007
                                              -----------             ----------
Yanhua Han                                    $   544,830             $       --
Xiandong Meng                                   3,584,701                205,350
                                              -----------             ----------
Total                                         $ 4,129,531             $  205,350
                                              ===========             ==========

NOTE 11 - LOANS PAYABLE

At December 31, 2008 and 2007, loans payable consisted of the following:

                                                                                           2008             2007
                                                                                        ----------       ----------
Loan payable to  Agriculture  Finance  Bureau of TongHua  government,  due on
   October   30,   2009  with  no   interest   and  secured  by  a  building.
   Accordingly,  the loan was classified as long-term as of December 31, 2007
   and short-term as of December 31, 2008.                                              $       --       $  205,350
                                                                                        ==========       ==========

NOTE 12 - STATUTORY RESERVE

The Company is required to make appropriations to reserve funds, comprising the statutory surplus reserve, statutory public welfare fund and discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (the "PRC GAAP"). Appropriation to the statutory surplus reserve should be at least 10% of the after tax net income determined in accordance with the PRC GAAP until the reserve is equal to 50% of the entities' registered capital or members' equity. Appropriations to the statutory public welfare fund are at a minimum of 5% of the after tax net income determined in accordance with PRC GAAP. Commencing on January 1, 2006, the new PRC regulations waived the requirement for appropriating retained earnings to a welfare fund. As of December 31, 2006, the Company appropriated the required maximum 50% of its registered capital to statutory reserves for Dyeing.

HERB and PHARMACY are required each year to transfer 15% of the profit after tax as reported under the PRC statutory financial statements to the Statutory Common Reserve Funds until the balance reaches 50% of the registered share capital. This reserve can be used to make up any loss incurred or to increase share capital. Except for the reduction of losses incurred, any other application

         CHINA NORTHERN PHARMACY HOLDING GROUP LIMITED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2008 AND 2007

should not result in this reserve balance falling below 25% of the registered capital. The Statutory Common Reserve Funds of both PHARMACY and SILIN as of December 31, 2008 have reached 50% of their registered capital share. The statutory common reserve funds for the years ended December 31, 2008 and 2007 were $2,117,010 and $1,357,383.

NOTE 13 - INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets are dependent upon future earnings, if any, of which the timing and amount are uncertain. The Company is governed by the Income Tax Law of the People's Republic of China.

Hong Kong

CNPH HK was incorporated in Hong Kong and is subject to Hong Kong profits tax. The Company is subject to Hong Kong taxation on its activities conducted in Hong Kong and income arising in or derived from Hong Kong. No provision for profits tax has been made as the Company has no assessable income for the years. The applicable statutory tax rate for the years ended December 31, 2008 and 2007 is 17.5%.

PRC

For the years ended December 31, 2008 and 2007, under the Income Tax Laws of PRC, Chinese companies are generally subject to an income tax at an effective rate of 25% and 33%, respectively, on income reported in the statutory financial statements after appropriate tax adjustments. The Company's subsidiaries are subject to these statutory rates. The Company's Herb subsidiary is exempt under PRC Income Tax Laws for income taxes from their agriculture operations for the years ended December 31, 2008 and 2007. For Herb's operations other than agriculture are taxed at the effective PRC income tax rate.

The table below summarizes the differences between the U.S. statutory federal rate and the Company's effective tax rate and as follows for the year ended December 31, 2008 and 2007:

                                                            2008          2007
                                                          ---------     -------
U.S statutory rates                                          35.0 %      35.0 %
US effective rate in excess of PRC statutory tax rate      (10.0) %     (3.0) %
Abatement of PRC taxes for agriculture operations           (3.0) %     (3.0) %
Temporary difference                                              -       4.0 %
                                                          ---------     -------
Total provision for income taxes                             22.0 %      33.0 %
                                                          =========     =======

The components of income before income tax consist of the following:

                                                   Year Ended December 31,
                                                 ---------------------------
                                                     2008           2007
                                                 ------------   ------------
U.S. Operations                                  $          -   $          -
Chinese Operations                                 18,490,784      8,177,793
                                                 ------------   ------------
                                                 $ 18,490,784   $  8,177,793
                                                 ============   ============

Income tax expense for the year ended December 31, 2008 and 2007 was $4,063,027 and $2,669,387, respectively.

         CHINA NORTHERN PHARMACY HOLDING GROUP LIMITED AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2008 AND 2007

NOTE 13- COMMITMENTS AND CONTINGENCIES

Employee Benefits

The employees of the Company are members of the state-managed retirement benefit plan operated by the local government. The Company is required to contribute a fixed percentage of payroll costs to the retirement benefit scheme to fund the benefits. The only obligation of the Company with respect to the retirement plan is to make the specified contributions. The Company's contribution is charged to the income statement in the same period of the related salary costs.

Contractual Obligations

As of December 31, 2008, the Company has no contractual obligations and commercial commitments.

NOTE 14 - OFF-BALANCE SHEET ARRANGEMENT

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenues, and expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our shareholders.

NOTE 15 - OPERATING RISK

(a) Country risk

Currently, the Company's revenues are primarily derived from the sale of pharmaceutical products to customers in the Peoples Republic of China ("PRC"). The Company hopes to expand its operations to countries outside the PRC, however, such expansion has not been commenced and there are no assurances that the Company will be able to achieve such an expansion successfully. Therefore, a downturn or stagnation in the economic environment of the PRC could have a material adverse effect on the Company's financial condition.

(b) Products risk

In addition to competing with other manufacturers of pharmaceutical product offerings, the Company competes with larger Chinese and International companies who may have greater funds available for expansion, marketing, research and development and the ability to attract more qualified personnel. These Chinese companies may be able to offer products at a lower price. There can be no assurance that the Company will remain competitive.

(c) Political risk

Currently, PRC is in a period of growth and is openly promoting business development in order to bring more business into PRC. Additionally PRC allows a Chinese corporation to be owned by a United States corporation. If the laws or regulations are changed by the PRC government, the Company's ability to operate the PRC subsidiaries could be affected.

(d) Foreign operating risk

All of the Company's operations and operational assets are located in China. The Company may be adversely affected by possible political or economic instability in this country. The effect of these factors cannot be accurately predicted.

NOTE 16 - SUBSEQUENT EVENT

On April 30 2009, the Company entered into an agreement and plan of merger (the "Merger Agreement") with Domain Registration, Corp. (the "Registrant") and its wholly-owned subsidiary, DOMR Merger Sub, Inc. ("SUB"). A copy of the Merger Agreement was filed as Exhibit 10.1 to the Registrant's Form 8-K filed with the SEC on April 30, 2009.

The Registrant is a "shell company" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")).

(b) Pro Forma Financial Information.

The following financial statements are hereby included as part of this Current Report.

            Pro Forma Balance Sheet as of December 31, 2008

            Pro Forma Statement of Operations for the twelve months ended December 31, 2008

            Pro Forma Statement of Operations for the period of January 1, 2007 through December 31, 2008

                            DOMAIN REGISTRATION CORP.

           Index to Unaudited Pro Forma Combined Financial Statements

                                                                          Pages

Introduction to Unaudited Pro Forma Combined Financial                      2

Unaudited Pro Forma Combined Balance Sheet - December 31, 2008              3

Notes to Unaudited Pro Forma Combined Financial Statements                  4

                            DOMAIN REGISTRATION CORP.
        Introduction to Unaudited Pro Forma Combined Financial Statements

On April 30, 2009, the Registrant and its wholly-owned subsidiary, DOMR Merger Sub, Inc. ("SUB"), entered into an agreement and plan of merger with China Northern Pharmacy Holding Group Limited ("CNPH"), Li Yang, Yanhua Han, Hong Lin, Zuzhuan Xu, Chunrong Xiong, Giant Fortune Investment Management Limited, Enhanced Way Investments Limited, Power Step Investments Limited, Talent Peak Limited and Top Goal Technology Limited (the "Merger Agreement").

CNPH is a corporation formed under the laws of the British Virgin Island and a holding company that acquired all of the issued and outstanding stock of China Northern Pharmacy Holding Group Limited ("CNPH HK"). CNPH HK is a corporation formed under the laws of Hong Kong and a holding company that acquired all of the issued and outstanding stock of Tonghua Huachen Herbal Planting Company. Limited ("HERB") and Tonghua Shengantang Medical & Pharmacy Company Limited ("PHARMACY") on November 21, 2008. Additional information about HERB and PHARMACY, including audited financial statements for the period January 1, 2007 through December 31, 2008 is contained elsewhere in this Current Report.

Prior to the completion of the Merger, Yang Li, Yanhua Han, Hong Lin, Zuzhuan Xu, Chunrong Xiong, Giant Fortune Investment Management Limited, Enhanced Way Investments Limited, Power Step Investments Limited, Talent Peak Limited and Top Goal Technology Limited (the "CNPH Shareholders"). In addition, Li Yang is the sole director of CNPH.

Pursuant to the Merger Agreement, CNPH merged with and into SUB, with CNPH as the survivor of the merger. As a result of the Merger, CNPH became a wholly owned subsidiary of the Registrant, which, in turn, made the Registrant the indirect owner of the Chinese operating company, HERB and PHARMACY.

Pursuant to the terms of the Merger Agreement, in exchange for their shares in CNPH, the CNPH Shareholders will receive stock consideration consisting of 42,500,000 newly issued shares of the Registrant's common stock, to be divided proportionally among the CNPH Shareholders in accordance with their respective ownership interests in CNPH.

As a result of the Merger Agreement, CNPH became a wholly-owned subsidiary of the Registrant, with the Shareholders of CNPH acquiring approximately 85% of the issued and outstanding stock of the Registrant, effectively obtaining operational and management control of the Registrant.

For accounting purposes, the Merger Agreement has been accounted for as a reverse acquisition under the purchase method for business combinations, and accordingly the transaction has been treated as a recapitalization of CNPH, with SUB as the acquirer. The shares issued in the transaction are treated as being issued for cash and are shown as outstanding for all periods presented in the same manner as for a stock split. Pro forma information is only presented for the balance sheet, as on the date of the Merger Agreement, the Registrant was considered a public shell and accordingly, the transaction was not considered a business combination. In these Pro Forma Combined Financial Statements, hereafter the reference to Domain Registration Corp., CNPH, and CNPH HK are referred to as the "Company", unless specific reference is made to that entity.

The unaudited pro forma combined balance sheet as of December 31, 2008 assumes that the Merger Agreement was consummated on December 31, 2008. The information presented in the unaudited pro forma combined financial statements does not purport to represent what the financial position would have been had the Merger Agreement occurred as of December 31, 2008, nor is it indicative of future financial position. You should not rely on this information as being indicative of the historical result that would have been achieved had the companies always been combined, or the future result that the combined company will experience after the Merger Agreement is consummated.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes is reasonable under the circumstances. The unaudited pro forma balance sheet should be read in conjunction with the accompanying notes and assumptions and the historical financial statements of Domain Registration Corp. and CNPH.

                   China Northern Pharmacy Holding Group Ltd.
                              Profoma Balance Sheet
                                December 31, 2008
                                   (Unaudited)

                                                                                   Domain
                                                                    CNPH         Registration          Proforma         Proforma
                                                   CNPH             (BVI)           Corp.             Adjustments     Consolidated
                                                -----------    --------------    ------------        ------------     ------------
        ASSETS                                                                                       (Unaudited)       (Unaudited)
Current Assets:
   Cash and cash equivalents                    $ 5,869,607    $           --    $      --           $         --     $ 5,869,607
   Accounts receivables, net                     14,937,074                --           --                     --      14,937,074
   Other receivables, net                           553,076                --           --                     --         553,076
   Advances to suppliers                            108,146                --           --                     --         108,146
   Inventories                                    7,908,494                --           --                     --       7,908,494
   Due from related parties                       4,129,531                --           --                     --       4,129,531
                                                -----------    --------------     --------                            -----------
     Total Current Assets                        33,505,928                             --                     --      33,505,928

Property, plant and equipment, net                7,407,966                --           --                     --       7,407,966
Intangible assets, net                              250,807                --           --                     --         250,807
Other long-term assets                              819,360                --           --                     --         819,360
                                                -----------    --------------     --------                            -----------
     Total Assets                               $41,984,061                      $      --           $         --     $41,984,061
                                                ===========    ==============     ========                            ===========

        LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
   Short-term loans                             $ 5,185,840    $           --    $      --           $         --     $ 5,185,840
   Accounts payables and accrued
     expenses                                     5,180,312                --       28,455    (4)         (28,455)      5,180,312
   Advances from customers                          315,885                --           --                     --         315,885
   Taxes payables                                 2,825,457                --           --                     --       2,825,457
   Other payables                                   945,037                --           --                     --         945,037
   Due to related parties                           777,810                --           --                     --         777,810
   Officer advances                                      --                --       51,645    (4)         (51,645)             --
                                                -----------    --------------     --------                            -----------
     Total Current Liabilities                   15,230,341                             --                             15,230,341

Shareholders' Equity:
   Common stock, Par value $.001 per share;
     50,000,000 shares authorized,
     7,500,000 shares issued and
     outstanding                                         --                --        7,500    (1)          42,500          50,000
   Paid in capital                                7,706,149                --           --    (3)      (7,706,149)             --
   Additional paid in capital                       410,144                --       80,568 (1,2,3,4)    7,575,581       8,066,293
   Statutory surplus reserves                     2,117,010                --           --                     --       2,117,010
   Retained earnings (accumulated
     deficit during development stage)           14,393,409                --     (168,168)   (2)         168,168      14,393,409
   Accumulated other comprehensive
     incomes                                      2,127,008                --           --                     --       2,127,008
                                                -----------    --------------     --------                            -----------
     Total shareholders' equity                  26,753,720                --      (80,100)                            26,753,720
                                                -----------    --------------     --------                            -----------
   Total Liabilities and Shareholders'
     Equity                                     $41,984,061    $           --    $      --                            $41,984,061
                                                ===========    ==============     ========                            ===========

                  See notes to pro forma financial statements.

                            DOMAIN REGISTRATION CORP.
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                                December 31, 2008

The Merger Agreement, entered into on April 30, 2009, is deemed to be a reverse acquisition. In accordance with the Accounting and Financial Reporting Interpretations and Guidance prepared by the staff of the U.S. Securities and Exchange Commission, Domain Registration Corp. (the "DOMR") (the legal acquirer of CNPH) is considered the accounting acquiree and China Northern Pharmacy Holding Group Limited, a company organized under the laws of the British Virgin Island ("CNPH") (the legal acquiree of DOMR) is considered the accounting acquirer. The consolidated Balance Sheet of the combined entity will in substance be those of CNPH, with the assets and liabilities, and revenues and expenses, of DOMR being included effective from the date of consummation of the Merger Agreement. DOMR is deemed to be a continuation of the business of CNPH. The outstanding stock of DOMR prior to the Merger Agreement will be accounted for at their net book value and no goodwill will be recognized.

Unaudited pro forma adjustments reflect the following transaction:

1) To reflect the acquisition of CNPH, through the issuance of 42,500,000 shares of the Company in accordance with the Merger Agreement

      Additional paid-in-capital                              42,500
            Common stock, at par                                          42,500

2) To recapitalize the Company, (or reverse merger), through the elimination of DOMR deficit accumulated during their development stage into additional paid-in-capital.

      Additional paid-in-capital                             168,168
            Deficit accumulated during the development stage             168,168

3) To consolidate the equity of CNPH, through its elimination, into the Company.

      Paid-in-capital                                      7,706,149
            Additional paid-in-capital                                 7,706,149

4) To recapitalize the Company, (or reverse merger), through the elimination of DOMR accounts payable and accrued expenses, and officer advances.

      Accounts payable and accrued expenses                   28,455
      Officer advances                                        51,645
            Additional paid-in-capital                                    80,100

      (c) Exhibits.

Exhibit No.  Description
-----------  -----------

2.1 Articles and Plan of Merger of Bahamas Enterprises. Inc. into Suzy-Path, Corp. (incorporated herein by reference to exhibit 2.1 to Registrant's Form 8-K filed on October 11, 2001).

2.2 Articles and Plan of Merger of Suzy-Path, Corp. into Domain Registration, Corp. (incorporated herein by reference to exhibit
             10.1 to Registrant's Form 8-K, filed on October 25, 2001).

2.3 Agreement and Plan of Merger, dated as of April 30, 2009 among the Registrant, DOMR Merger Sub, Inc. ("SUB"), China Northern PHARMACYacy Holding Group Limited ("CNPH"), Li Yang, Yanhua Han, Hong Lin, Zuzhuan Xu, Chunrong Xiong, Giant Fortune Investment Management Limited, Enhanced Way Investments Limited, Power Step Investments Limited, Talent Peak Limited and Top Goal Technology Limited (incorporated herein by reference to exhibit 10.1 to Registrant's Current Report on Form 8-K filed on April 30, 2009.

3.1 Articles of Incorporation, as amended (incorporated herein by reference from exhibit 3.1 to Registrant's Form 8-K, filed on October 25, 2001).

3.2 Bylaws (incorporated herein by reference from exhibit 3.2 to Registrant's Form Form 8-K, filed on October 25, 2001).

3.3          Specimen of Common Stock certificate.

14.1 Code of Ethics (incorporated herein by reference to exhibit 99.1 to Registrant's Form 10-Q filed on November 13, 2003).

21.1         List of subsidiaries


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2009                            DOMAIN REGISTRATION, CORP


                                             /s/ Ziqiang Guo
                                             -----------------------------------
                                             Ziqiang Guo
                                             Chief Financial Officer

                                Index to Exhibits

Exhibit No.  Description
-----------  -----------

2.1 Articles and Plan of Merger of Bahamas Enterprises. Inc. into Suzy-Path, Corp. (incorporated herein by reference to exhibit 2.1 to Registrant's Form 8-K filed on October 11, 2001).

2.2 Articles and Plan of Merger of Suzy-Path, Corp. into Domain Registration, Corp. (incorporated herein by reference to exhibit
             10.1 to Registrant's Form 8-K, filed on October 25, 2001).

2.3 Agreement and Plan of Merger, dated as of April 30, 2009 among the Registrant, DOMR Merger Sub, Inc. ("SUB"), China Northern PHARMACYacy Holding Group Limited ("CNPH"), Li Yang, Yanhua Han, Hong Lin, Zuzhuan Xu, Chunrong Xiong, Giant Fortune Investment Management Limited, Enhanced Way Investments Limited, Power Step Investments Limited, Talent Peak Limited and Top Goal Technology Limited (incorporated herein by reference to exhibit 10.1 to Registrant's Current Report on Form 8-K filed on April 30, 2009.

3.1 Articles of Incorporation, as amended (incorporated herein by reference from exhibit 3.1 to Registrant's Form 8-K, filed on October 25, 2001).

3.2 Bylaws (incorporated herein by reference from exhibit 3.2 to Registrant's Form Form 8-K, filed on October 25, 2001).

3.3          Specimen of Common Stock certificate.

14.1 Code of Ethics (incorporated herein by reference to exhibit 99.1 to Registrant's Form 10-Q filed on November 13, 2003).

21.1         List of subsidiaries